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                                                                  EXHIBIT 10.1
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                          ASSET PURCHASE AGREEMENT

                                    AMONG

                  MASCOTECH AUTOMOTIVE SYSTEMS GROUP, INC.,

                        MASCOTECH ACCESSORIES, INC.,

                                     AND

                       ADVANCED ACCESSORY SYSTEMS, LLC





                       Dated as of September 28, 1995









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                                TABLE OF CONTENTS
                                                                            Page
                                                                            ----
ARTICLE I TRANSFER OF PURCHASED ASSETS, ASSUMPTION OF
          LIABILITIES AND RELATED MATTERS......................................1
  1.1     Transfer of Assets...................................................1
  1.2     Assets Not Being Transferred.........................................4
  1.3     Liabilities Being Assumed............................................5
  1.4     Liabilities Not Being Assumed........................................6
  1.5     Instruments of Conveyance and Transfer, Etc..........................7
  1.6     Further Assurances, Etc..............................................7
  1.7     Assignment of Contracts, Rights, Etc.................................8
  1.8     Right of Endorsement, Etc............................................8
  1.9     Subscription Agreement...............................................8

ARTICLE II PURCHASE PRICE; ALLOCATION..........................................8
  2.1     Purchase Price.......................................................8
  2.2     Payments at Closing..................................................9
  2.3     Purchase Price Adjustment............................................9
  2.4     Allocation of Purchase Price........................................11

ARTICLE III REPRESENTATIONS AND WARRANTIES....................................11
  3.1     Representations and Warranties of the Sellers.......................11
  3.2     Representations and Warranties of the Buyer.........................25

ARTICLE IV CLOSING............................................................26

ARTICLE V INDEMNIFICATION.....................................................26
  5.1     Definitions.........................................................26
  5.2     Indemnification Generally...........................................29
  5.3     Notice and Defense of Third Party Claims............................30
  5.4     Survival of Representations, Warranties, Agreements and Covenants...32
  5.5     Remedies Cumulative.................................................32
  5.6     Remediation.........................................................32
  5.7     Product Distinguishment.............................................33
  5.8     Stand-alone Costs...................................................33

ARTICLE VI ADDITIONAL POST-CLOSING AGREEMENTS.................................34
  6.1     Access..............................................................34
  6.2     Bulk Sales Laws.....................................................35
  6.3     Brokers, Finders and Investment Bankers.............................35
  6.4     Certain Employee Matters............................................35
  6.5     Guaranties..........................................................36
  6.6     Audited Financials..................................................37

ARTICLE VII MISCELLANEOUS.....................................................37
  7.1     Expenses; Transfer Taxes, Etc.......................................37



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  7.2     Entire Agreement....................................................37
  7.3     Related Documents...................................................37
  7.4     Notices.............................................................37
  7.5     Counterparts........................................................39
  7.6     Governing Law; Consent to Jurisdiction..............................39
  7.7     Benefits of Agreement; Assignment...................................39
  7.8     Construction........................................................39
  7.9     Pronouns............................................................39
  7.10    Descriptive Headings................................................39
  7.11    Severability........................................................39
  7.12    Amendment...........................................................40
  7.13    No Third Party Beneficiaries........................................40


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                              LIST OF EXHIBITS

                              LIST OF SCHEDULES

Schedule 1.3(c) - Customer And Purchase Orders Note Being Assumed

Schedule 1.3(f) - Liabilities And Obligations

Schedule 3.1(c) - Corporate Action; No Conflict

Schedule 3.1(d) - Financial Information

Schedule 3.1(e) - Undisclosed Liabilities

Schedule 3.1(f) - Changes

Schedule 3.1(g) - Real Property

Schedule 3.1(h) - Title To Assets, Etc.

Schedule 3.1(i) - Intellectual Property Rights

Schedule 3.1(j) - Environmental Matters

Schedule 3.1(k) - Contracts

Schedule 3.1(l) - Litigation

Schedule 3.1(m) - Compliance With Law

Schedule 3.1(o) - Inventories

Schedule 3.1(p) - Labor Relations; Employees

Schedule 3.1(q) - Employee Benefits

Schedule 3.1(s) - Brokers Employed By Sellers

Schedule 3.1(t) - Transactions With Affiliates

Schedule 3.1(u) - Principal Customers

Schedule 3.1(v) - Best Knowledge


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                                   DEFINITIONS

THE FOLLOWING TERMS WHICH MAY APPEAR IN MORE THAN ONE SECTION OF THIS AGREEMENT ARE DEFINED IN THE FOLLOWING SECTIONS:

          TERM                                SECTION OR OTHER LOCATION
          ----                                -------------------------

Accountants' Determination                                2.3(b)
Actual Stand-Alone Costs                                  5.8(a)
Additional Payment                                        2.3(c)
Affiliate                                                 3.1(t)
Arbitrating Accountants                                   2.3(b)
Assigned Contracts                                        1.1(a)(viii)
Assumed Employee Plans                                    1.1(a)(xi)
Assumed Obligations                                       1.3
Best Knowledge                                            3.1(w)
Bill of Sale and Assumption Agreement                     1.5(a)
Business                                                  First Paragraph
Business Day                                              7.4
Buyer                                                     Caption
Buyer Indemnification Event                               5.1(a)
Buyer Indemnified Persons                                 5.1(b)
Buyer's Accountants                                       2.3(b)
By-Laws                                                   3.1(a)
Cash Payment                                              2.2
CERCLA                                                    3.1(j)(iv)
CERCLIS                                                   3.1(j)(iv)
Charter                                                   3.1(a)
Claim                                                     5.1(c)
Closing                                                   Article IV
Closing Date                                              Article IV
Closing Net Working Capital                               2.3(a)
Closing Statement                                         2.3(a)
Code                                                      2.4
Contracts                                                 3.1(k)
Conveyance Instruments                                    1.5(a)
Current Employees                                         3.1(p)
Employee Plan                                             3.1(q)(i)
Encumbrances                                              1.1(a)
Environmental Laws                                        3.1(j)(i)
ERISA                                                     3.1(q)(i)
ERISA Affiliate                                           3.1(q)(i)
Excluded Assets                                           1.2
Excluded Obligations                                      1.4
Final Determination Date                                  2.3(e)
Financial Statements                                      3.1(d)


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GAAP                                                      3.1(d)
Governmental Authority                                    3.1(c)
Hazardous Materials                                       3.1(j)(ii)
Hired Employees                                           6.4(a)
Holdings                                                  1.9
HSR Act                                                   3.1(c)
Indemnified Persons                                       5.1(d)
Indemnifying Person                                       5.1(e)
Intellectual Property Rights                              3.1(i)(iii)
Interim Balance Sheet                                     3.1(d)(ii)
Interim Balance Sheet Date                                3.1(d)(ii)
Leased Real Property                                      1.1(a)(iv)
Leases                                                    1.1(a)(iv)
Legal Requirement                                         3.1(c)
Liability Letter                                          5.3(b)(i)
Losses                                                    5.1(f)
MAI                                                       Caption
MascoTech                                                 1.9
MASG                                                      Caption
Net Working Capital Statement                             2.3(a)
NPL                                                       3.1(j)(v)
Objection Notice                                          2.3(b)
Owned Real Property                                       1.1(a)(iii)
Permits                                                   3.1(m)(ii)
Permitted Encumbrances                                    1.1(a)
Permitted Owned Real Property Exceptions                  3.1(g)(ii)
Person                                                    3.1(c)
Principal Customers                                       3.1(u)
Projected Working Capital Statement                       3.1(d)(iii)
Proprietary Technology                                    3.1(i)(iii)
Purchase Price                                            2.1
Purchased Assets                                          1.1(a)
Purchased Inventory                                       1.1(a)(v)
Real Property                                             1.1(a)(iv)
Related Documents                                         7.3
Release                                                   3.1(j)(ii)
Requisite Rights                                          3.1(i)(i)
Seller Indemnification Event                              5.1(g)
Seller Indemnified Persons                                5.1(h)
Sellers                                                   Caption
Sellers' Accountants                                      2.3(b)
Sellers' Refund                                           2.3(c)
Settlement Agreement                                      2.3(b)
Stand-alone Costs Accountants' Determination              5.8(c)
Stand-alone Costs Arbitrating Accountants                 5.8(c)
Stand-alone Costs Objection Notice                        5.8(c)


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Stand-alone Costs Statement                               5.8(b)
Statement of Allocation                                   2.4
Subscription Agreement                                    1.9
Survival Date                                             5.4
Target Net Working Capital                                2.3(a)
Taxes                                                     5.1(i)
Third Party Claim                                         5.3
US EPA                                                    3.1(j)(iv)




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                                                  ASSET PURCHASE AGREEMENT dated
                                        as of September 28, 1995, among
                                        MASCOTECH AUTOMOTIVE SYSTEMS GROUP,
                                        INC., a Michigan corporation ("MASG"),
                                        MASCOTECH ACCESSORIES, INC., a
                                        California corporation ("MAI"; and
                                        together with MASG, the "Sellers"), and
                                        ADVANCED ACCESSORY SYSTEMS, LLC, a
                                        Delaware limited liability company (the
                                        "Buyer").

               MASG, through its accessories group and MAI, is engaged in the business (the "Business") of designing, engineering, manufacturing, selling and distributing rack systems, vehicular lifestyle accessories (such as bike racks, ski racks, surfboard carriers, and roof-mounted spare tire carriers) and exterior decorative trim for automobiles, light trucks and other vehicles. The parties hereto desire that the Sellers sell, transfer, convey and assign to the Buyer all of the assets, properties, interests in properties and rights principally used in the Business and that the Buyer purchase and acquire the same, subject to the assumption by the Buyer of certain specified liabilities and obligations of the Sellers relating to the Business, upon the terms and subject to the conditions hereinafter set forth.

               NOW, THEREFORE, in consideration of the premises and the mutual representations, warranties, covenants and agreements hereinafter set forth, the parties hereto hereby agree as follows:

                                    ARTICLE I

                          TRANSFER OF PURCHASED ASSETS,
                  ASSUMPTION OF LIABILITIES AND RELATED MATTERS

1.1      TRANSFER OF ASSETS.

               (a) On the terms and subject to the conditions set forth in this Agreement, at the Closing the Sellers shall sell, transfer, convey and assign to the Buyer, free and clear of all Encumbrances (other than Permitted Encumbrances), and the Buyer shall purchase and acquire from the Sellers, all of the Sellers' right, title and interest in, to and under the assets, properties, interests in properties and rights of the Sellers of every kind, nature and description, whether real, personal or mixed, tangible or intangible, principally used in or held for use in the Business (other than the Excluded Assets), wherever located, as the same shall exist immediately prior to the Closing, including, without limitation, the following:

                    (i) all machinery and equipment, including, without limitation, all manufacturing, production, maintenance, packaging, testing and other machinery, equipment, molds, presses, rolling stock, motor vehicles, tractors and other vehicles, spare or replacement parts, computer equipment (including the A/S 4000 computer system used in the Business), furniture, fixtures, office equipment and software programs (including Sellers' interest in the software used on the A/S 4000 computer system), supplies and other items of tangible personal property;


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                   (ii)  all tooling owned by the Sellers and used in connection with the Business, including any tooling jointly owned with any customers or Affiliates of the Sellers; provided that in the case of tooling jointly owned with customers, Buyer shall only receive Sellers' rights and interest in such tooling;

                  (iii) all real property listed on Schedule 3.1(g), together with all appurtenances to such real property and all structures, fixtures and improvements located thereon (the "Owned Real Property");

                   (iv) all real property leases listed on Schedule 3.1(g) (collectively, the "Leases"), together with all of the Seller's interest in all of the structures, fixtures and improvements located on the real property covered by such Leases (the "Leased Real Property"; and the Leased Real Property, together with the Owned Real Property, being collectively referred to herein as the "Real Property");

                   (v) all inventories of work-in-process, raw materials, finished products, returned goods, stores and supplies, spare parts, packaging, shipping containers and other materials (the "Purchased Inventory");

                   (vi) all prepaid expenses (other than prepaid Taxes), advances, deposits (including utility deposits) and accounts receivable;

                  (vii) all insurance and indemnity claims against third parties relating to the Purchased Assets and the Assumed Obligations (including, without limitation, all insurance proceeds paid or payable by any insurance provider for any Purchased Asset that is destroyed or damaged after the Interim Balance Sheet Date and on or prior to the Closing Date) other than any of the foregoing to the extent that they relate to the Excluded Assets or Excluded Obligations;

                 (viii) all contracts, agreements, licenses, personal property leases, commitments, purchase orders, sales orders and other agreements (collectively, the "Assigned Contracts");

                   (ix) all Requisite Rights, including, without limitation, the names "APPEND", "Huron/St. Clair" and all other names used or held for use in the Business and owned by Sellers or their Affiliates (excluding the name "MascoTech");

                    (x) all records of the Sellers, either in computer or original or photostatic form (except in the case of computer software, which must be in original form), whether or not in computer or machine readable format, including, without limitation, property records, plans, specifications, surveys, titles policies, production records, engineering records, purchasing and sales records, personnel and payroll records, accounting records, mailing lists, customer and vendor lists and records, and computer software and related licenses, manuals and other materials, in each case principally relating to the Purchased Assets or the Business;

                   (xi) all telephone, telex and telecopier numbers and all listings in all telephone books and directories (excluding listings using the name "MascoTech");


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                  (xii)  all interests in and to joint ventures, technology
         transfers or offshore businesses or ventures;

                 (xiii) all warranties and guarantees received from vendors, suppliers or manufacturers with respect to the Purchased Assets or the Business to the extent assignable;

                  (xiv) all stationery, purchase orders, forms, labels, shipping material, catalogs, brochures, art work, photographs and advertising material (subject to Buyer covering over the name "MascoTech" or any variation thereof on any such materials);

                  (xv)   all Permits to the extent assignable;

                 (xvi) all rights which are transferable by the Sellers (including experience ratings) with respect to unemployment, workers' compensation and other similar insurance reserves, in each case relating to employees of the Sellers who become employees of the Buyer;

                (xvii) all rights, recoveries, refunds, counterclaims, rights to offset, other rights, choses in action and Claims (known or unknown, matured or unmatured, accrued or contingent) against third parties (including, but not limited to, all warranty and other contractual claims (express, implied or otherwise) against third parties), other than any of the foregoing to the extent that they relate to the Excluded Assets or Excluded Obligations;

               (xviii)   all assets of MAI, excluding the Lease, dated
         August 20, 1993, between PSLC Limited Partnership II and Sport Rack Systems, Inc. and any sublets thereunder;

                 (xix) all assets reflected on the Closing Statement other than assets identified as I/C MascoTech;

                  (xx) the goodwill of the Sellers associated with the Business; and

                 (xxi) control over all assets associated with the Huron/St. Clair Company Plant II Hourly Pension Plan, the Golden Dental Plan, the Plant II Hourly Employees Medical Benefit and Short-Term Disability Plans, and the Plant II Hourly Employees Life Insurance Plan (the "Assumed Employee Plans").

For convenience of reference, the assets, properties, interests in properties and rights that are to be sold, transferred, conveyed and assigned to the Buyer by the Sellers pursuant to this Section are collectively called the "Purchased Assets" in this Agreement. As used in this Agreement, the term "Encumbrances" means, collectively, all security interests, judgments, liens, pledges, charges, escrows, encumbrances, Claims, options, rights of first refusal, rights of first offer, mortgages, indentures, security agreements and other agreements, arrangements, contracts, commitments, understandings or obligations, whether written or oral and whether or not relating in any way to credit or the borrowing of money. As used in this Agreement, the term "Permitted Encumbrances" means, collectively, (i) Encumbrances for current taxes or other governmental assessments or charges not yet due and payable, (ii) Encumbrances granted under any of the


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Assigned Contracts and any other Encumbrances being assumed by the Buyer pursuant to Section 1.3 and (iii), with respect to real property, any Encumbrance indicated on the title commitment for such property.

              (b) Anything contained in this Agreement to the contrary notwithstanding, but subject to the provisions of Section 1.2, to the extent that any asset, property, interest in property or right principally used in the conduct of the Business is owned by any Affiliate of the Sellers, such asset, property, interest in property or right shall be deemed to be a Purchased Asset for all purposes of this Agreement, and the Sellers shall do, and shall cause any such other Affiliate of any Seller to do, all things required to be done by the Sellers with respect thereto, including, but not limited to, those things set forth in Sections 1.5, 1.6, 1.7 and 1.8.

1.2      ASSETS NOT BEING TRANSFERRED.

         Anything contained in this Agreement to the contrary notwithstanding, there are expressly excluded from the Purchased Assets the following:

              (a) the consideration delivered to the Sellers pursuant to this Agreement;

              (b) all assets used primarily in connection with the Sellers' corporate functions (including, but not limited to, corporate charters, seals, minute books, stock transfer ledgers, taxpayer and other identification numbers, tax returns, tax information and tax records), whether or not used for the benefit of the Business;

              (c) rights to or claims for refunds or rebates of Taxes for periods ending on or prior to the Closing Date and the benefit of net operating loss carryforwards, carrybacks or other credits of any Seller;

              (d) claims or rights against third parties relating to any other Excluded Asset or Excluded Liability;

              (e) all records relating to pending lawsuits to which a Seller is a party and which involve the Business, provided that copies thereof shall have been furnished to the Buyer prior to or at the Closing;

              (f) all "MascoTech" and "Creative" marks, including any and all trademarks, service marks, trade names and service names;

              (g)   all accounts receivable due from Affiliates of the Sellers;

              (h) except as provided in Section 1.1(xxi), all assets related to or owned by any "employee benefit plan" (as that term is defined in Section 3(3) of ERISA) sponsored or maintained by the Sellers, or any of its ERISA Affiliates; and

              (i)   all assets identified on the Closing Statement as I/C
MascoTech.



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For convenience of reference, the assets, properties, interests in properties and rights of the Sellers which do not constitute Purchased Assets are collectively called the "Excluded Assets" in this Agreement.

1.3      LIABILITIES BEING ASSUMED.

         Subject to the terms and conditions of this Agreement, simultaneously with the sale, transfer, conveyance and assignment to the Buyer of the Purchased Assets, the Buyer shall assume, pay and perform when due the following, and only the following, liabilities and obligations of the Sellers:

              (a) accounts payable and accrued expenses of the Business (excluding accruals for (i) any Taxes other than Taxes to the extent accrued on the Closing Statement and (ii) any intercompany or other payments due to Affiliates of the Seller, including all items identified as I/C MascoTech on the Closing Statement) to the extent accrued or otherwise properly reflected on the Closing Statement;

              (b) all liabilities and obligations arising after the Closing under the Assigned Contracts in accordance with their respective terms;

              (c) all obligations under open customer orders and purchase orders (including any such orders placed with any Affiliate of the Sellers relating to products or services of the Business) included in the Assigned Contracts which arose in the ordinary course of business of the Business prior to the Closing Date;

              (d) accrued payroll and vacation expenses of the Sellers arising in the ordinary course of business of the Business and relating to the Hired Employees to the extent reflected on the Closing Statement;

              (e) warranty obligations of the Sellers with respect to the Business resulting from products manufactured, distributed or sold or services performed on or before the Closing Date, notwithstanding that the date on which the warranty obligation is asserted is after the Closing Date; provided, however, the Buyer shall assume no liability with respect to warranty claims for rack systems sold prior to the Closing for the "NS Minivan";

              (f) liabilities and obligations relating to the Business and disclosed on Schedule 1.3(f);

              (g)   the liabilities and obligations assumed by the Buyer under
Section 6.4;

              (h) liabilities and obligations arising out of the operation of the Business after the Closing Date; and

              (i)   l liabilities associated with the Assumed Employee Plans.

                 For convenience of reference, the foregoing liabilities and obligations of the Sellers being assumed by the Buyer are collectively called the "Assumed Obligations" in this


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Agreement. The Buyer hereby expressly agrees with the Sellers to pay and perform when due all of the Assumed Obligations.

1.4      LIABILITIES NOT BEING ASSUMED.

         Anything contained in this Agreement to the contrary notwithstanding, the Buyer is not assuming any liabilities or obligations (fixed or contingent, known or unknown, matured or unmatured) of the Sellers other than the Assumed Obligations, whether or not relating to the Purchased Assets or the Business, all of which liabilities and obligations shall at and after the Closing remain the exclusive responsibility of the Sellers. Without limiting the generality of the foregoing, the Buyer is not assuming any of the following liabilities and obligations:

              (a) except as provided in Section 1.3(a), all liabilities and obligations for Taxes of the Sellers and all liabilities and obligations for Taxes arising out of or in connection with the operation of the Business on or prior to the Closing Date (in each case regardless of whether arising as a result of or in connection with the transactions contemplated hereby or otherwise);

              (b) except as provided in Section 1.3(e) with respect to warranty obligations, all Claims, liabilities and obligations of any nature (including product liability claims) with respect to any products sold on or before the Closing Date, notwithstanding that the date on which the Claim, liability or obligation is asserted is after the Closing Date;

              (c) all liabilities and obligations of any nature whatsoever of the Sellers to any of their respective Affiliates (including any notes or accounts payable and the items identified on the Closing Statement as I/C MascoTech);

              (d) except as provided in Sections 1.3(d), (g) and (i), all Claims by and all liabilities and obligations to employees and independent contractors for periods prior to and including the Closing Date, including, without limitation, any Claims, liabilities and obligations arising out of workers' compensation, unemployment, any employee benefit plan (as that term is defined in Section 3(3) of ERISA) sponsored by the Sellers or their ERISA Affiliates, the Sellers' failure to deposit or fund any amounts withheld from employees pursuant to any retirement plan or arrangement or retiree medical plan or arrangement, any unfunded retirement plan or arrangement or retiree medical plan or arrangement, any obligations to current or former plan participants or beneficiaries under any plan or arrangement intended to provide benefits to current or former employees of the Sellers, or any stay bonuses required to be paid to any employee of the Business;

              (e) all liabilities and obligations of the Sellers to financial institutions or other Persons for borrowed money or with respect to indebtedness and obligations of others which any Seller has directly or indirectly guaranteed;

              (f) all liabilities and obligations of the Sellers relating to the Excluded Assets and all liabilities and obligations of the Sellers under or arising out of this Agreement and any Related Document or with respect to the transactions contemplated hereby and thereby, including, without limitation, legal and accounting fees, expenses and Taxes incurred by the Sellers;


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              (g)   all cash overdrafts for any banking accounts maintained for the benefit of the Business; and

              (h) all liabilities identified on the Closing Statement as I/C MascoTech and all obligations to Hired Employees for stay bonuses.

For convenience of reference, the liabilities and obligations of the Sellers which do not constitute Assumed Obligations are collectively called the "Excluded Obligations" in this Agreement.

1.5      INSTRUMENTS OF CONVEYANCE AND TRANSFER, ETC.

              (a) Simultaneously with the execution herewith, the Sellers are executing and delivering (or causing to be executed and delivered) to the Buyer, such deeds, bills of sale, endorsements, assignments and other good and sufficient instruments of sale, transfer, conveyance and assignment (collectively, the "Conveyance Instruments") as are necessary to sell, transfer, convey and assign to the Buyer, in accordance with the terms hereof, the Purchased Assets, free and clear of all Encumbrances (other than Permitted Encumbrances), including, without limitation, a bill of sale, assignment and assumption agreement (the "Bill of Sale and Assumption Agreement"). Simultaneously with the execution herewith, the Sellers shall relinquish to the Buyer possession and operating control of the Purchased Assets and shall take all other steps that may be required to pass title to the Purchased Assets to the Buyer.

              (b) Simultaneously with the execution herewith, the Buyer is executing and delivering (or causing to be executed and delivered) to the Sellers, such instruments of assumption as are necessary to assume, in accordance with the terms hereof, the Assumed Obligations, including, without limitation, the Bill of Sale and Assumption Agreement.

1.6      FURTHER ASSURANCES, ETC.

              (a) The Sellers shall promptly pay or deliver to the Buyer any amounts or items which may be received by any Seller after the Closing which constitute Purchased Assets and shall cause all customer orders and purchase orders placed with Affiliates of the Sellers and relating to the products or services of the Business to be assigned at the Closing to the Buyer. The Sellers shall, at any time and from time to time after the Closing, upon the reasonable request of the Buyer and at the expense of the Sellers, do, execute, acknowledge, deliver and file, or cause to be done, executed, acknowledged, delivered and filed, all such further acts, transfers, conveyances, assignments or assurances as may reasonably be required for better selling, transferring, conveying, assigning and assuring to the Buyer, or for aiding and assisting in the collection of or reducing to possession by the Buyer, any of the Purchased Assets.

              (b) The Buyer shall promptly pay or deliver to MascoTech on behalf of the Sellers any amounts or items which may be received by the Buyer after the Closing which constitute Excluded Assets. The Buyer shall, at any time and from time to time, after the Closing, upon the reasonable request of the Sellers and at the Buyer's expense, do, execute, acknowledge, deliver and file, or cause to be done, executed, acknowledged, delivered and filed, all such further acts, transfers, conveyances, assignments or assurances as may reasonably be required for better assuming the Assumed Obligations.

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1.7      ASSIGNMENT OF CONTRACTS, RIGHTS, ETC.

         Anything contained in this Agreement to the contrary notwithstanding, this Agreement shall not constitute an agreement or attempted agreement to transfer, sublease or assign any contract, license, real or personal property lease, sales order, purchase order or other agreement, or any Claim or right with respect to any benefit arising thereunder or resulting therefrom, or any Permit, if an attempted transfer, sublease or assignment thereof, without the required consent of any other party thereto, would constitute a breach thereof or in any way affect the rights of the Buyer or the Sellers thereunder. The parties shall use commercially reasonable efforts to obtain the consent of any such third party to any of the foregoing to the transfer or assignment thereof to the Buyer in all cases in which such consent is required for such transfer or assignment. If such consent is not obtained, the parties shall cooperate in any arrangements necessary or desirable to provide for the Buyer the benefits thereunder, including, without limitation, enforcement by the Sellers for the benefit of the Buyer of any and all rights of the Sellers thereunder against the other party thereto.

1.8      RIGHT OF ENDORSEMENT, ETC.

         The Sellers hereby constitute and appoint the Buyer and its successors and assigns the true and lawful attorney of the Sellers with full power of substitution, in the name of the Buyer, or the name of the Sellers, on behalf of and for the benefit of the Buyer, to collect all accounts and notes receivable and other items being sold, transferred, conveyed and assigned to the Buyer as provided herein, to endorse, without recourse, checks, notes and other instruments constituting the Purchased Assets in the name of the Sellers, to institute and prosecute all proceedings which the Buyer may deem proper in order to collect, assert or enforce any claim, right or title of any kind in or to the Purchased Assets, to defend and compromise any and all actions, suits or proceedings in respect of any of the Purchased Assets or the Business (excluding any with respect to which Buyer makes a claim for indemnification hereunder) and to do all such acts and things in relation thereto as the Buyer may deem advisable. The foregoing powers are coupled with an interest and shall be irrevocable by the Sellers, directly or indirectly, whether by the dissolution of the Sellers or in any manner or for any reason.

1.9      SUBSCRIPTION AGREEMENT.

         Simultaneously with the execution herewith, MascoTech, Inc., a Delaware corporation ("MascoTech"), is executing and delivering to AAS Holdings, LLC, a Delaware limited liability company ("Holdings"), a Subscription Agreement (the "Subscription Agreement") to purchase 1,500 Units from Holdings for an aggregate of $1,500,000, receipt of which is hereby acknowledged.

                                 ARTICLE II

                         PURCHASE PRICE; ALLOCATION

2.1      PURCHASE PRICE.

         The aggregate purchase price (the "Purchase Price") to be paid for the Purchased Assets shall be an amount equal to the sum of (i) the Cash Payment plus any Additional Payment or less any Sellers' Refund, as the case may be, pursuant to Section 2.3(c), plus (ii) the Assumed Obligations.

2.2      PAYMENTS AT CLOSING.

         Against delivery of the Conveyance Instruments by the Sellers to the Buyer at the Closing, the Buyer shall deliver to MascoTech on behalf of the Sellers (i) $46,000,000 (the "Cash Payment") by transfer of immediately available funds to an account or accounts designated by the Sellers to the Buyer, and (ii) the Bill of Sale and Assumption Agreement, duly executed by the Buyer.

2.3      PURCHASE PRICE ADJUSTMENT.

              (a) As soon as practicable, but in no event later than 60 calendar days, following the Closing Date, the Sellers shall prepare, and shall deliver to Buyer, a statement of total current assets, total current liabilities and intercompany accounts of the Business as of the Closing Date (the "Closing Statement"), which Closing Statement shall be prepared on a basis consistent with the preparation of the Projected Working Capital Statement utilizing the same line items, the same accounting methodologies, practices and procedures as used therein (including the accrual of intercompany payables and receivables in the ordinary course of business consistent with past practice), consistent with the basis used for determining reserves and all valuation methods and practices used therein, together with a statement (the "Net Working Capital Statement") setting forth the Sellers' computations of Closing Net Working Capital and the amount, if any, by which the Closing Net Working Capital is greater than or less than $4,700,000 (the "Target Net Working Capital"). All items designated as I/C MascoTech on the Projected Working Capital Statement shall be similarly designated on the Closing Statement. As used herein, the term "Closing Net Working Capital" means the current assets of the Business minus current liabilities of the Business in each case as of the Closing Date and as reflected on the Closing Statement. The Sellers shall bear all costs and expenses incurred in connection with the preparation of the Closing Statement.

              (b) The Sellers shall provide, and shall (if applicable) cause the Sellers' independent certified public accountants (the "Sellers' Accountants") to provide, the Buyer and the Buyer's independent certified public accountants (the "Buyer's Accountants") with timely access to the work papers, trial balances and similar materials used in connection with the preparation of the Closing Statement. The Buyer shall have 30 calendar days following its receipt of the Closing Statement and the Net Working Capital Statement within which to deliver to the Sellers a written notice of objection thereto (the "Objection Notice"), which Objection Notice shall (i) set forth the Buyer's determination of the Closing Net Working Capital and (ii) specify in reasonable detail the Buyer's basis for objection. Each individual item forming a basis for objection must be for an amount greater than $10,000 or shall not be considered as an item forming the basis for an objection; provided, however, that if the aggregate of all individual items forming a basis for objection exceeds $25,000, then all such items, including those for an amount less than $10,000, shall form a basis for objection. The failure by the Buyer to deliver the Objection Notice within such 30-calendar-day period shall constitute the Buyer's acceptance of the Closing Statement and the Sellers' calculation of the Closing Net Working Capital contained therein. The Buyer and the Sellers shall in good faith attempt to resolve their differences, if any, with respect to the Closing Statement and the computation of the Closing Net Working Capital and reach a written agreement with respect thereto (the "Settlement Agreement") within 30 calendar days following delivery of the Objection Notice. If the Buyer and the Sellers are unable to resolve all of such differences within such 30-calendar-day period, the items in dispute will be referred for determination as promptly as practicable to Ernst & Young, LLP, or if such firm is unable or unwilling to serve, to another "Big 6" accounting firm independent of the Buyer and the Sellers selected by agreement between the Buyer and the Sellers or, if the Buyer and the Sellers cannot so agree within the 30-calendar-day period referred to above, by lot (the "Arbitrating Accountants"). The Arbitrating Accountants will make a determination (the "Accountants' Determination") as to each of the items in dispute, which Accountants' Determination will be (A) in writing, (B) furnished to the Buyer and the Sellers as soon as practicable after the items in dispute have been referred to the Arbitrating Accountants, (C) made in accordance with this Agreement and (D) conclusive and binding upon the Buyer and the Sellers. The Arbitrating Accountants will be entitled (but shall not be required) to rely on the work papers, trial balances and similar materials used in connection with the preparation of the Closing Statement. The reasonable fees and expenses of the Arbitrating Accountants shall be shared one-half by the Buyer and one-half by the Sellers.

              (c) Upon the final determination of Closing Net Working Capital in accordance with this Section 2.3, the following adjustments to the Purchase Price and the following payments will be made, as applicable, within three Business Days after the Final Determination Date: (i) if Closing Net Working Capital exceeds Target Net Working Capital by more than $250,000, the Buyer shall pay the Sellers an amount equal to (A) the amount by which Closing Net Working Capital exceeds Target Net Working Capital, minus (B) $250,000, and (ii) if Target Net Working Capital exceeds Closing Net Working Capital by more than $250,000, the Sellers shall pay the Buyer an amount equal to (A) the amount by which the Target Net Working Capital exceeds Closing Net Working Capital, minus
(B) $250,000. Any payment made pursuant to clause (i) of the preceding sentence is called an "Additional Payment" in this Agreement. Any payment made pursuant to clause (ii) of the preceding sentence is called a "Sellers' Refund" in this Agreement. If Closing Net Working Capital is within $250,000 of Target Net Working Capital, no adjustment shall be made to the Purchase Price.

              (d)   Any Additional Payment to be made to the Sellers pursuant to
Section 2.3(c) shall be made by transfer of immediately available funds to the account or accounts designated by MascoTech, on behalf of the Sellers, in writing to the Buyer. The payment of any Sellers' Refund shall be made by transfer of immediately available funds to the account or accounts designated by the Buyer in writing to the Sellers.

              (e) For purposes of this Agreement, the "Final Determination Date" means the earliest to occur of (i) the 31st calendar day following the Buyer's receipt of the Closing Statement if, prior to such date, the Sellers shall not have received an Objection Notice, (ii) the date on which the Buyer receives a written notice from the Sellers stating that the Sellers have no objection to the Buyer's determination of the Closing Net Working Capital set forth in the Objection Notice, (iii) the date on which the Sellers and the Buyer shall have executed and delivered a Settlement Agreement and (iv) the dates on which the Buyer and the Sellers shall have received the Accountants' Determination.

2.4      ALLOCATION OF PURCHASE PRICE.

         The Purchase Price shall be allocated to the Purchased Assets in a statement (the "Statement of Allocation") prepared by the Buyer's Accountants and approved by Sellers, which approval shall not be unreasonably withheld. The Buyer's Accountants shall deliver the Statement of Allocation to the Sellers within 90 days of the Closing Date. The Sellers shall (a) complete and execute a Form 8594 Asset Acquisition Statement Under Section 1060 of the Internal Revenue Code of 1986, as amended (the "Code"), promptly upon receipt of such allocation, in a manner consistent with the Statement of Allocation and (b) deliver a copy of such form to the Buyer and (c) file a copy of such form with the Sellers' tax returns, as the case may, for the period which includes the Closing. None of the parties shall take any action inconsistent with the Statement of Allocation prepared in accordance with this Section 2.4.

                                 ARTICLE III

                       REPRESENTATIONS AND WARRANTIES

3.1      REPRESENTATIONS AND WARRANTIES OF THE SELLERS.

         Each of the Sellers, jointly and severally, represents and warrants to the Buyer as follows:

              (a) Organization; Corporate Authority; Good Standing. Each of the Sellers is a corporation duly organized, validly existing and in good standing under the laws of the jurisdiction of its incorporation and has all requisite power and authority to own, lease and operate its properties and to carry on its business as now being conducted, to execute and deliver this Agreement and the Related Documents to which it is or will be a party, to perform its obligations hereunder and thereunder and to consummate the transactions contemplated hereby and thereby. Each Seller has delivered to the Buyer a copy of its Charter and By-laws in effect on the date hereof. As used in this Agreement, the terms "Charter" and "By-laws" mean, respectively with respect to any corporation, those instruments that, among other things, (A) define its existence, as filed or recorded with the applicable Governmental Authority, including, without limitation, such corporation's Articles or Certificate of Incorporation, Organization or Association, and (B) govern its internal affairs, in each case as amended, supplemented, or restated.

              (b) Other Jurisdictions. Neither Seller is qualified to do business as a foreign corporation in any jurisdiction due to the operation of the Business.

              (c) Corporate Action; No Conflict. The execution, delivery and performance by each Seller of this Agreement and the Related Documents to which it is or will be a party and the consummation of the transactions contemplated hereby and thereby have been duly and validly authorized by all necessary corporate action on the part of such Seller. This Agreement has been duly and validly executed and delivered by each Seller and is, and each of the Related Documents to which such Seller is or will be a party, when executed and delivered in accordance with its terms, will be, the valid and binding obligation of such Seller enforceable against it in accordance with the terms thereof, subject to applicable bankruptcy, insolvency, reorganization, moratorium and other laws now or hereafter in effect relating to creditors' rights generally and subject to limitations on the remedy of specific performance and injunctive and other forms of equitable relief. Except as set forth on Schedule 3.1(c), neither the execution, delivery or performance by any Seller of this Agreement or any Related Document to which it is or will be a party, nor the consummation by such Seller of the transactions contemplated hereby or thereby, nor compliance by such Seller with any provision hereof or thereof will (i) conflict with or result in a breach of any provision of the Charter or By-laws of such Seller, in each case as in effect on the date hereof, (ii) cause a default or give rise to any right of termination, cancellation or acceleration under any of the terms, conditions or provisions of any note, bond, lease, mortgage, indenture, license, agreement or other instrument or obligation to which such Seller is a party or by which it or its properties or assets may be bound or (iii) violate any law, statute, ordinance, rule, regulation, order, writ, judgment, injunction, award, decree, concession, grant, franchise, restriction or agreement (each, a "Legal Requirement") of, from or with any Governmental Authority applicable to such Seller or any of its properties or assets. Except as set forth on Schedule 3.1(c), no Permit, consent or approval of or by, or any notification of or filing with, any Person is required in connection with the execution, delivery or performance by each Seller of this Agreement and the Related Documents to which it is or will be a party, or the consummation of the transactions contemplated hereby or thereby, other than required filings under the Hart-Scott-Rodino Antitrust Improvements Act of 1976 (the "HSR Act"). For the purposes of this Agreement, the term "Person" means any individual, corporation, association, partnership, joint venture, trust or other entity or organization, including a Governmental Authority, and "Governmental Authority" means any international or federal, state, local or regional (whether domestic or foreign) government, authority, instrumentality, department, commission, board, bureau, agency or court.

              (d) Financial Information. Schedule 3.1(d) contains a true and complete copy of the following:

                        (i) the unaudited balance sheet of the Business as at December 31, 1994, and the related unaudited statements of income and retained earnings and cash flows for the fiscal year then ended;

                        (ii) the unaudited balance sheet of the Business as at August 31, 1995 (the "Interim Balance Sheet"), and the related statements of income and retained earnings and cash flows for the eight-month period ended August 31, 1995 (the "Interim Balance Sheet Date"); and

                        (iii) the unaudited projected working capital statement of total current assets, total current liabilities and intercompany accounts of the Business (the "Projected Working Capital Statement"), which was prepared by the Sellers.

The financial statements described in the foregoing clauses (i) and (ii) are collectively referred to herein as the "Financial Statements." The Financial Statements (B) were prepared in accordance with the books and records of the Business (whether maintained by MascoTech or MASG or otherwise) and (B) fairly present the financial position of the Business in each case at and as of the dates indicated and the results of operations, retained earnings and cash flows of the Business for the periods indicated. Except as set forth on Schedule 3.1(d), the financial statements described in the foregoing clauses (i) and (ii) were prepared in accordance with generally accepted accounting principles ("GAAP") consistently applied throughout the periods covered thereby.

              (e) Absence of Undisclosed Liabilities. Except for liabilities incurred in the ordinary course of the Business since the Interim Balance Sheet Date, there are no liabilities of any nature (matured or unmatured, fixed or contingent) affecting or relating to the Business which were not provided for or disclosed on the Interim Balance Sheet and which should have been provided for or disclosed thereon in accordance with GAAP, except as disclosed on Schedule 3.1(d).

              (f) Absence of Changes. Except as set forth on Schedule 3.1(f), since the Interim Balance Sheet Date the Business has been operated in the ordinary course and consistent with past practice, and there have not been any:

                         (i)   material adverse changes in the assets
         (including, without limitation, levels of working capital and the components thereof), properties, rights, liabilities, earnings, financial condition, operations, results of operations, earnings or business of the Business;

                        (ii) occurrences resulting in the damage, destruction or loss (whether or not covered by insurance) affecting any tangible asset or property of the Business in excess of $50,000 in the aggregate;

                       (iii) obligations or liabilities (whether absolute, accrued, contingent or otherwise and whether due or to become due) created or incurred or entered into, or any transactions, contracts or commitments entered into, by the Business, other than in the ordinary course of the business of the Business and consistent with past practice;

                        (iv) licenses, sales, transfers, pledges, mortgages or other hypothecations or dispositions of any tangible or intangible assets of the Business, other than in the ordinary course of the business of the Business and consistent with past practice;

                         (v) agreements or contracts entered into by or on behalf of the Business which require the delivery by any Seller of a performance bond;

                        (vi) any amendments, terminations or waivers of any rights of material value to the Business;

                       (vii) increases in, or changes in the method of computing, the compensation of employees of MascoTech or MASG who are employed in the Business (including, without limitation, increases pursuant to or change in method under any bonus, pension, profit sharing, deferred compensation arrangement or other plan or commitment), or increase in compensation payable to any officer, employee, consultant or agent of MascoTech or MASG who are employed in the Business, or entering into of any employment contract with or making of any loan to, or engagement in any transaction with, any officer or employee of MascoTech or MASG who are employed in the Business, in each case other than in the ordinary course of the business of the Business and consistent with past practice;

                      (viii) material changes in the manner in which the Business extends discounts or credits to customers or otherwise deals with customers;

                        (ix) changes in the accounting methods or practices followed by or with respect to the Business, or any changes in depreciation or amortization policies or rates theretofore adopted;

                         (x) forward purchase commitments in excess of normal operating inventories or at prices higher than current market prices;

                        (xi) termination of employment of any key employee of MascoTech or MASG employed in the Business, or any expression of intention by any key employee of MascoTech or MASG employed in the Business to terminate his employment;

                       (xii) cancellation or termination of any insurance policy maintained by or with respect to the Business;

                      (xiii) any account receivable with a face amount in excess of $50,000 having (i) become past due in excess of 90 days in its payment, (ii) had asserted against it any claim, refusal to pay or right of set-off or (iii) to the best knowledge of any Seller, been placed in jeopardy by reason of its account debtor having become insolvent or bankrupt;

                       (xiv) any material write-down or write-up of the value of any inventory of the Business, or any material write-off of any accounts receivable or notes receivable of the Business or any material portion thereof;

                        (xv) any changes in the manner in which corporate overhead is allocated to the Business; or

                       (xvi) agreements or understandings, whether in writing or otherwise, for any Seller to take any of the actions specified in items (i) through (xv) above.

              (g)  Real Property -- Owned or Leased.

                         (i) Schedule 3.1(g) sets forth a list of all Owned Real Property and all Leased Real Property. Except for the Real Property listed on Schedule 3.1(g), neither MASG nor MascoTech owns any real property or interest therein that is held for use in the Business.

                        (ii) The Sellers are the owners of good and marketable fee title to the Owned Real Property, free and clear of all Encumbrances and other matters affecting title, except for the matters listed on Schedule 3.1(g) (collectively, the "Permitted Owned Real Property Exceptions"). To the Best Knowledge of the Sellers, the Sellers and the Owned Real Property are in compliance with any and all covenants and restrictions contained in all recorded deeds, resolutions, Declarations of Protective Covenants and similar recorded documents in any way applicable to the Owned Real Property.

                  (iii) (A) Each Lease is in full force and effect and all rent and other sums and charges payable thereunder are current, (B) no notice of default or termination under any Lease is outstanding, (C) no termination event or condition or uncured default under any Lease caused by Sellers exists, and to the Best Knowledge of Sellers, no such termination event or condition or uncured default caused by any other party exists or has occurred, (D) no event or condition caused by Sellers which, with the giving of notice or the lapse of time or both, would constitute a default or termination event or condition under any Lease exists or has occurred, and to the Best Knowledge of Sellers, no such event or condition caused by any other party exists or has occurred, and (E) no lessor under any Lease has any Encumbrance under any Lease or otherwise against the Purchased Assets. The Sellers' leasehold estate under and the Sellers' leasehold interest in each Lease is held free and clear of all Encumbrance and other matters affecting title thereto, which is claimed by or through the Sellers. The Sellers have delivered to the Buyer true and complete copies of all Leases.

                   (iv) Except as set forth on Schedule 3.1(g), (A) all improvements on the Real Property conform in all material respects to all applicable Legal Requirements (including applicable environmental and occupational safety and health laws and regulations) and zoning and building ordinances of Governmental Authorities, and all of the Real Property is zoned for the various purposes for which such Real Property is presently being used, (B) all improvements on the Real Property are in good condition, normal wear and tear excepted, and there does not exist any condition which materially interferes with the present economic value or use thereof, (C) none of the buildings and structures located on the Real Property, the appurtenances thereto or the equipment therein or the operation or maintenance thereof violates any restrictive covenant or encroaches on any property owned by others or any easement, right of way or other encumbrance or restriction affecting such Real Property, nor does any building or structure of any third party encroach upon the Real Property or any easement or right of way benefitting the Real Property, and (D) no condemnation proceeding is pending or, to the Best Knowledge of the Sellers, threatened, which would preclude or materially impair the use of any Real Property for the uses for which it is intended.

              (h) Title to Assets, Properties, Interests in Properties and Rights and Related Matters. Except as set forth on Schedule 3.1(h), the Sellers have good, valid and marketable title to all of the Purchased Assets (other than the Owned Real Property), free and clear of all Encumbrances, other than Permitted Encumbrances. Except as disclosed on Schedule 3.1(h), no other Affiliate of any Seller owns any assets, properties, interests in properties or rights, of any kind or description, principally used in the Business. There does not exist any condition which materially interferes with the use of any tangible personal property included in the Purchased Assets. The Purchased Assets are, in the aggregate, in good operating condition, normal wear and tear excepted. Other than the Excluded Assets, the Purchased Assets include all assets and properties (real, personal and mixed, tangible and intangible), interests in properties and rights necessary to permit the Buyer to carry on the Business as presently conducted by the Sellers. Except as set forth on Schedule 3.1(h), each Seller has the complete and unrestricted power and the unqualified right to sell, transfer, convey and assign the Purchased Assets owned by it.

              (i) Intellectual Property Rights. (i) Schedule 3.1(i)(i)(a) attached hereto, sets forth a list of all extant (a) patents, trademarks, service marks, and registrations thereof, trade names and copyrights, applications and registrations for the foregoing owned by Sellers and licenses of Intellectual Property granted to Seller that are used or held for use in the Business; and invention disclosures of the employees on Schedule 3.1(i)(ii), which invention disclosures relate to the Business and for which patent applications have not been filed. As used herein, the term "Requisite Rights" means the Intellectual Property Rights of Sellers listed on Schedule 3.1(i)(i)(a) together with all other Intellectual Property owned or possessed by Sellers that is used or held for use in the Business as presently conducted and as proposed to be conducted. Except as set forth or disclosed (or cross-referenced) in Schedule 3.1(i)(i)(b):

                         (A) Sellers own, and possess all incidents of ownership of, the Requisite Rights;

                         (B) no royalties or other such fees are payable by any Seller to other persons by reason of the ownership, sale, license or use of the Requisite Rights in the Business as presently conducted;

                         (C) (x) to the Best Knowledge of the Sellers, no product or service manufactured, marketed or sold presently by the Business violates or infringes any Intellectual Property Rights of any other Person and (y) no Rack Product manufactured, marketed or sold presently by the Business violates or infringes any Intellectual Property Rights of any other Person;

                         (D) there is no pending or, to the Best Knowledge of the Sellers, threatened claim or litigation against any Seller (nor, to the Best Knowledge of the Sellers, does there exist any basis therefor) contesting the validity of or the right to bring actions for infringement (to the extent any such right presently exists with any Seller) or the right to use in the Business as presently conducted any of the Requisite Rights, nor has any Seller received any notice that any of the Requisite Rights or the operation or proposed operation of the Business conflicts or will conflict with the asserted rights of any other Person; and

                         (E) the execution, delivery and performance of this Agreement and the consummation of the transactions contemplated hereby will not breach, violate or conflict with any instrument or agreement governing any Requisite Right and will not cause the forfeiture or termination or give rise to a right of forfeiture or termination of any Requisite Right or in any way impair the right of the Buyer to use, sell, license or dispose of or bring any action for the infringement (to the extent any such right presently exists) of any Requisite Right or portion thereof.

                   (ii) Schedule 3.1(i)(ii) sets forth the form of an agreement entitled Proprietary Confidential Information And Invention Assignment Agreement and a list of the employees of the Sellers who have been engaged in the Business and have signed such an agreement or an Agreement substantially similar thereto which provides for such employees to assign or otherwise transfer to the respective Seller all of their respective right, title and interest in and to any Intellectual Property Rights relating to the Business.

                  (iii) As used herein, the term "Intellectual Property Rights" means all intellectual property rights including, without limitation, Proprietary Technology, patents, patent applications, patent rights, trademarks, trademark registrations, trademark applications, trade names, service marks, service mark registrations, service mark applications, logos, copyrights (statutory and common law), copyright applications, copyright registrations, know-how, licenses, trade secrets, proprietary processes and formulae, layouts, processes, inventions, development tools and all documentation and media constituting, describing or relating to any of the foregoing, including, without limitations, manuals, memoranda and records. As used herein, the term "Proprietary Technology" means all proprietary processes, formulae, inventions, trade secrets, know-how, development tools and other proprietary rights owned by any Seller pertaining to any product or service currently or previously manufactured, sold, distributed or marketed or proposed to be manufactured, sold, distributed or marketed (as the case may be), by the Business or used, employed or exploited in the development, manufacture, license, sale, distribution, marketing or maintenance of the business thereof, and all documentation and media constituting, describing or relating to the foregoing. As used herein, "Rack Product" shall mean any roof rack, deck rack (or component thereof) and other products which are functionally equivalent to a roof rack or deck rack.

         (j)   Environmental Matters. Except as disclosed on Schedule 3.1(j)(i),

                  (i) each Seller has obtained all Permits which are required to conduct the Business under all Legal Requirements existing as of the Closing Date relating to the environment and the release of any materials into the environment (collectively, "Environmental Laws"). Each Seller is as of the Closing Date and for the past five years has been in compliance with the terms and conditions of all such Permits and with all other limitations, restrictions, conditions, standards, prohibitions, requirements, obligations, schedules and timetables contained in any Environmental Law applicable to the Business or in any regulation, code, plan, order, decree, judgment, injunction, notice or demand letter issued, entered, promulgated or approved thereunder.

                  (ii) Except as disclosed on Schedule 3.1(j)(ii), no notice, notification, demand, request for information, citation, summons or order has been issued, no complaint has been filed, no penalty has been assessed and no investigation or review is pending or, to the Best Knowledge of Sellers, threatened by any Governmental Authority with respect to any alleged failure by any Seller to comply with any Environmental Law or to have any Permit required in connection with the conduct of the Business or with respect to any generation, treatment, storage, recycling, transportation, release or disposal, or any release as defined in 42 U.S.C. Section 9601(22) ("Release") of any pollutants, contaminants, chemicals or industrial, hazardous or toxic substances or wastes of any kind regulated under Environmental Laws ("Hazardous Materials").

                  (iii) Except as disclosed on Schedule 3.1(j)(iii), in the conduct of the Business, (A) no Seller has handled any Hazardous Material so as to require a hazardous waste management permit, and no Seller has generated, recycled, treated, stored, disposed of or Released any Hazardous Material in violation of any

         Environmental Law in the conduct of the Business; (B)no PCB is or has been present, in violation of any Environmental Law, at any property occupied by the Business; (C) no asbestos is or has been present, in violation of any Environmental Law, at any property occupied by the Business; (D) there are no underground storage tanks for Hazardous Materials, active or abandoned, in violation of any Environmental Law, at any property occupied by the Business; and (E) no Hazardous Materials have been Released in excess of a "reportable quantity" established by statute, ordinance, rule, regulation or order or in a quantity or manner that would support an order from any government agency or other legal obligation under Environmental Laws requiring Buyer to perform or pay for investigation, remediation, or other relief or response to such Release.

                    (iv) Except as disclosed on Schedule 3.1(j)(iv), in the conduct of the Business, no Seller has transported or arranged for the transportation of any Hazardous Material to any location which is listed on the National Priorities List under the Comprehensive Environmental Response, Compensation and Liability Act of 1980, as amended ("CERCLA"), listed on the Comprehensive Environmental Response Compensation and Liability and Information System ("CERCLIS") maintained by the U.S. Environmental Protection Agency ("US EPA"), or listed on any similar state list, or which, to the Best Knowledge of Sellers, may lead to any Claim under Environmental Laws against such Seller or the Business for or with respect to clean-up costs, remedial work, damages to natural resources or personal injury claims, including, but not limited to, Claims under CERCLA.

                    (v) Except as disclosed on Schedule 3.1(j)(v), no oral or written notification of a Release of a Hazardous Material has been filed by or on behalf of any Seller in the conduct of the Business, and no property now or previously owned or leased by any Seller in the conduct of the Business is listed on the National Priorities List ("NPL") promulgated pursuant to CERCLA, on CERCLIS or on any similar state list of sites potentially requiring investigation or clean-up or formally proposed for listing by the US EPA on the NPL.

                    (vi) Sellers have provided to Buyer a copy of all draft or final reports or studies in Sellers' possession or control relating to compliance of the Business with Environmental Laws or contamination of the Real Property or other environmental issues affecting the Business.

              (k) Contracts, Etc. Schedule 3.1(k) and, with respect to Intellectual Property Rights, Schedule 3.1(i) contains a list of all oral and written contracts, agreements and other instruments to which any Seller is a party and which relate solely or in significant part to the Business, which are outside the ordinary course of business or which are referred to in clauses (i) through (xvi) below (collectively, the "Contracts"). Except as set forth in
Schedule 3.1(k), no Seller is, with respect to the Business, a party to any of the following:

                    (i) distributor, dealer, sales, advertising, agency, manufacturer's representative, franchise or similar contract or any other contract requiring the payment of any commissions in excess of $25,000 per year;

                   (ii) continuing contract for the future purchase of inventory, material, supplies, equipment or services or for the future sale of products or services, in each case which is not immediately terminable without cost or other liability at the Closing or any other time thereafter;

                   (iii) any license or other agreement or arrangement providing for the payment of a royalty or licensing fee to or by any Seller;

                    (iv) any contract with or commitment for the employment or retention of any officer, employee or consultant or any other type of contract or understanding with any officer, employee or consultant for services rendered to any Seller;

                    (v) any profit-sharing, bonus, stock option, pension, retirement, stock purchase, disability, hospitalization, insurance or similar plan or agreement, formal or informal, providing benefits to any current or former director, officer or employee of or consultant to any Seller employed in or retained with respect to the Business;

                   (vi) any indenture, mortgage, promissory note, loan agreement or other agreement or commitment for the borrowing of money, for a line of credit or for any leasing transaction of a type required to be capitalized in accordance with Statement of Financial Accounting Standards No. 13 issued by the Financial Accounting Standards Board;

                  (vii) any contract or commitment for capital expenditures involving more than $50,000 each or $200,000 in the aggregate;

                 (viii) any lease, sublease or other agreement pursuant to which it is a lessee of or holds or operates any real or personal property owned by any third party;

                   (ix) any option or other agreement to purchase or otherwise acquire or sell or otherwise dispose of any interest in real property;

                   (x) any contract or commitment for charitable contributions involving more than $5,000 each or $25,000 in the aggregate;

                   (xi) any agreement or contract with a "disqualified individual" (as defined in Section 280G(c) of the Code) which would result in a disallowance of the deduction for any "excess parachute payment" (as defined under Section 280G(b)(i) of the Code) if such Seller were subject to such provisions;

                  (xii)  any guaranty of the obligations of third parties;

                 (xiii) any agreement which restricts it from conducting the Business anywhere in the world;

                  (xiv) any agreement under which it has agreed to indemnify any third party with respect to, or to share, the tax liability of any third party;

                   (xv) any agreement or arrangement for the purchase or other acquisition of or sale or other disposition of any assets, properties or rights other than in the ordinary course of business; or

                   (xvi) any other agreement or contract which is material to the Business or the Purchased Assets or Assumed Obligations (including, without limitation, levels of working capital and the components thereof), other than this Agreement, the Related Documents and any other agreement related to the transactions contemplated hereby and thereby.

No Seller is or, to the Best Knowledge of the Sellers, has been alleged to be in default in any material respect, and each Seller has in all material respects performed all the obligations required to be performed by it to date and is not in default in any material respect under any Contract, and there exists no event, condition or occurrence which, with the giving of notice or lapse of time, or both, would constitute a default by any Seller under any Contract. No Seller has received from any party to any Contract notice of its intention to cancel or terminate such Contract. The Sellers have furnished to the Buyer true and complete copies of all of the Contracts or a description thereof as part of
Schedule 3.1(k).

              (l)   Litigation, Etc. Except as set forth on Schedule 3.1(i) or
(l), there are no (i) claims (whether legal, administrative, arbitration or otherwise) pending or, to the Best Knowledge of the Sellers, threatened against any Seller affecting the Business or the Purchased Assets or Assumed Obligations, whether at law or in equity, or before or by any Governmental Authority or (ii) judgments, decrees, injunctions or orders of any Governmental Authority, or arbitrator against any Seller affecting the Business or the Purchased Assets or Assumed Obligations. The Sellers have delivered to the Buyer true and complete copies of all documents and correspondence relating to matters referred to in Schedule 3.1(l) which are included in the Assumed Obligations.

              (m)   Compliance with Law; Governmental Authorizations.

                        (i) No Seller is in violation in any material respect of any Legal Requirement applicable to the Business.


                       (ii) (A) Each Seller has all licenses, permits, orders, approvals and other authorizations of or from all Governmental Authorities which are necessary in the conduct of the Business (collectively, the "Permits"), (B) such Permits are in full force and effect, (C) no violations are currently pending with respect to any such Permit, and (D) no proceeding is pending or, to the Best Knowledge of the Sellers, threatened to revoke or limit any such Permit. Schedule 3.1(m) contains a true and complete list of all of the Permits and the Sellers have furnished to the Buyer true and complete copies thereof.

                      (iii) No studies have been conducted and to the Best Knowledge of Sellers no conditions exist which indicate the presence of any occupational health or safety problem relating to any of the manufacturing or research operations of any Seller. Within the past five years, neither the United States Occupational Safety and Health

         Administration nor any other Governmental Authority has alleged or requested a correction of any such occupational health or safety problem.

              (n) Warranties of Products; Products Liability; Regulatory Compliance Regarding Products.

                        (i) In the aggregate, the products manufactured, sold or distributed, by any Seller in connection with the Business are free from any significant defects in workmanship and materials, and conform in all material respects with all standards for products of such type.

                        (ii) No Governmental Authority regulating the marketing, testing or advertising of any of the products manufactured, sold or distributed by the Business has requested that any such product be removed from the market, that substantial new product testing be undertaken as a condition to the continued manufacturing, selling or distribution of any such product or that such product be modified.

              (o) Inventories. Except as set forth on Schedule 3.1(o), the inventories of the Sellers with respect to the Business include no items which are obsolete, of below standard quality or of a quality or quantity not usable or salable in the normal course of business of the Business, the aggregate value of which has not been written down on the books of account of any Seller to realizable market value or with respect to which adequate reserves have not been provided.

              (p) Labor Relations; Employees. Schedule 3.1(p) contains a true and complete list of the persons employed by each Sellers in the Business as of the date hereof (the "Current Employees"). Except as set forth on Schedule 3.1(p), (i)no material grievance or problem exists between any Seller and any of the Current Employees; (ii)no Seller is delinquent in payments to any of the Current Employees for any wages, salaries, commissions, bonuses or other direct or indirect compensation for any services performed by them to the date hereof or for amounts required to be reimbursed to the Current Employees; (iii) upon termination of the employment of any of the Current Employees, none of the Sellers or the Buyer will by reason of anything done prior to the Closing, or by reason of the consummation of the transactions contemplated hereby, be liable for any excise taxes pursuant to Section 4980B of the Code or to any of the Current Employees for so-called "severance pay" or any other payments; (iv) each of the Sellers is in compliance in all material respects with all Legal Requirements respecting labor, employment and employment practices, terms and conditions of employment and wages and hours (including, without limitation, all Legal Requirements promulgated by the Equal Employment Opportunity Commission and the Department of Labor under the Occupational Safety Hazards Act and the Worker Adjustment and Retraining Notification Act); (v) there is no unfair labor practice complaint against any Seller relating to or arising out of the conduct of the Business pending or, to the Best Knowledge of the Sellers, threatened before the National Labor Relations Board or any comparable state, local or foreign agency; (vi) there is no labor strike, dispute, slowdown or stoppage pending or, to the Best Knowledge of the Seller, threatened against or involving any Seller affecting the Business; (vii) no representation question exists regarding the Current Employees; (viii) no grievance and no arbitration proceeding arising out of or under collective bargaining agreements is actually pending and no Claim therefor has been asserted; and (ix) no collective bargaining agreement or other contract with or commitment to any labor union is in effect or currently being negotiated by any Seller. The Sellers have delivered to the Buyer true and complete copies of all handbooks, manuals and other policies describing the employment policies with respect to the Business.

              (q)   Employee Plans.

                        (i) Except as set forth on Schedule 3.1(q), no Seller has been within the past five years a party to, sponsors or maintains any Employee Plans. "Employee Plan" means any "employee benefit plan" (as that term is defined in Section 3(3) of the Employee Retirement Income Security Act of 1974, as amended ("ERISA"), as well as any other plan, program or arrangement involving direct and indirect compensation, under which the Sellers have any present or future obligations or liability on behalf of their employees or former employees, contractual employees or their dependents or beneficiaries. "ERISA Affiliate" means any entity that is a member of a "controlled group of corporations" with or is under "common control" with the Sellers as defined in Section 414(b) or (c) of the Code.

                       (ii) Schedule 3.1(q) contains a true and complete list of all Employee Plans.

                      (iii) No Employee Plan currently maintained by the Sellers is or was a "multiple employer plan" (within the meaning of Section 413 of the Code).

                       (iv) No Seller is or has been for the past five years obligated to contribute to any "multiemployer plan" (within the meaning of Section 3(37) of ERISA.

                        (v) No Seller, nor to the knowledge of the Sellers, any other "disqualified person" or "party in interest" (as defined in Section 4975 of the Code and Section 3(14) of ERISA, respectively) with respect to an Assumed Employee Plan has breached the fiduciary rules of ERISA or engaged in a prohibited transaction which could subject the Sellers to any tax or penalty imposed under Section 4975 of the Code or Section 502(i), (j) or (l) of ERISA.

                       (vi) Each Assumed Employee Plan has been maintained and operated in accordance with its terms and are in substantial compliance with the requirements of ERISA and the Code and in accordance with the provisions of any applicable collective bargaining agreement.

                      (vii) Each Assumed Employee Plan for which the Sellers have claimed a deduction under Section 404 of the Code, as if such Assumed Employee Plan were qualified under Section 401 of the Code, has received or has timely applied for a favorable determination letter from the Internal Revenue Service as to the qualification of such Assumed Employee Plan, and such favorable determination letter has not been modified, revoked or limited.

                     (viii) All contributions due and payable on or before the Closing Date in respect of the Assumed Employee Plans will be made in full and in proper form, and adequate accruals have been provided for in the financial statements for all other contributions or amounts in respect of the Assumed Employee Plans for periods ending on the Closing Date.

                       (ix) The present value of all accrued benefits (whether or not vested) under each Assumed Employee Plan subject to Title IV of ERISA did not exceed, as of the Closing Date, the then current fair market value of the assets of such Assumed Employee Plan (for purposes of determining the present value of accrued benefits under the Assumed Employee Plans, the actuarial assumptions and methods used under each Assumed Employee Plan for the most recent plan valuation date shall be used) by more than $50,000.

                        (x) No Assumed Employee Plan subject to Part (3) of Subtitle B of Title I of ERISA or Section 412 of the Code has incurred any "accumulated funding deficiency" (as defined in Section 412(a) of the Code), whether or not waived.

                       (xi) No Seller has made nor agreed to make, nor is it required to make (in order to bring any of the Assumed Employee Plans into substantial compliance with ERISA or the Code), any change in benefits that would materially increase the costs of maintaining any of the Assumed Employee Plans.

                      (xii) As of the Closing Date, there are no actions, suits, disputes, arbitration or claims pending (other than routine claims for benefits) or legal, administrative or other proceedings or governmental investigations pending or, to the knowledge of the Sellers, threatened against any Assumed Employee Plan or against the assets of any Assumed Employee Plan.


                     (xiii) No Employee Plan subject to Title IV of ERISA has been terminated within the past four years, and no proceeding has been initiated, to the knowledge of the Sellers or their ERISA Affiliates, to terminate any Employee Plan.

                      (xiv) Neither the Sellers nor their ERISA Affiliates nor any member of a controlled group including the Sellers and their ERISA Affiliates has incurred within the past five years, nor reasonably expects to incur, any liability in respect of any Employee Plan under
         Section 4064 or 4069 of ERISA.

                       (xv) No "reportable event" (within the meaning of Section 4043 of ERISA) has occurred within the past five years with respect to any Employee Plan subject to ERISA.

                      (xvi) Each Assumed Employee Plan which is a "group health plan" (as defined in Section 5000 of the Code) has been maintained in compliance with Section 4980B of the Code and Title I, Subtitle B, Part 6 of ERISA and no tax payable on account of Section 4980B of the Code has been or is expected to be incurred.

                     (xvii) No benefit payable or which may become payable by the Sellers pursuant to any Assumed Employee Plan shall constitute an "excess parachute payment" (within the meaning of Section 280G of the Code) which is subject to the imposition of an excise tax under Section 4999 of the Code or which would not be deductible by reason of Section 280G of the Code.

                    (xviii)   No Employee Plan currently maintained by the
         Sellers provides any post-retirement health or life insurance benefits, and the Sellers do not maintain any obligations to provide any post-retirement benefits in the future.

                      (xix) Prior to the Closing Date, Sellers have made contributions to the Huron/St. Clair Company Plant II Hourly Employees Pension Plan for the 1994 and/or 1995 plan years, in an amount of at least $500,000.

              (r) Tax Matters. (i) The Sellers have paid all Taxes required to be paid through the date hereof and will pay all Taxes required to be paid by them for periods ending on or prior to the Closing Date and have properly and timely filed and will, prior to the Closing, properly and timely file all returns, declarations of estimated Tax, Tax reports, information returns and statements required to be filed by either of them prior to the Closing (other than those for which extensions shall have been granted prior to Closing) relating to any Taxes with respect to any income, properties or operations of the Seller prior to the Closing and (ii) no tax liens have been filed with respect to any of the Purchased Assets, and there are no pending tax audits of any Returns of the Sellers relating to the Business. No Seller is a foreign person within the meaning of ss.1.1445-2(b) of the Regulations under Section 1445 of the Code.

              (s) Brokers. Except as set forth on Schedule 3.1(s), neither Seller nor any of their respective officers, directors, stockholders or employees has employed any investment banker, broker or finder or incurred any liability for any brokerage fees, commissions or finders' fees in connection with the transactions contemplated hereby.

              (t) Distributions; Transactions with Affiliates. Except for the Excluded Assets and as set forth on Schedule 3.1(t), since the Interim Balance Sheet Date, no Affiliate of any Seller has purchased, acquired or leased any property or services from (or made any payments or incurred any indebtedness with respect thereto), or sold, transferred or leased any property or services to, or entered into any management, consulting or similar agreement or tax-sharing agreement with, the Business. For purposes of this Agreement, the term "Affiliate," as to any Person, means any other Person that, directly or indirectly, through one or more intermediaries, controls, is controlled by or is under common control with such Person.

              (u) Principal Customers. Schedule 3.1(u) sets forth a list of each customer of the Sellers to which either Seller, individually or in the aggregate, sold more than $900,000 in goods or services in connection with the Business in its most recent fiscal year (the "Principal Customers"). Except as set forth on Schedule 3.1(u), (1) no material disagreement or problem exists between the Sellers and any of the Principal Customers, (2) the business relationship between the Sellers and each of the Principal Customers is generally good and (3) to the Best Knowledge of the Sellers, no Principal Customer has threatened to terminate its relationship and dealings with the Business, whether as a result of the transactions contemplated by this Agreement or otherwise.

              (v) Securities Act. The Sellers are purchasing the Units for their own account and not with a view to any distribution or resale of the Shares in any manner which would be in violation of the Securities Act of 1933, as amended.

              (w) Definition of Best Knowledge. As used in this Agreement, the term "Best Knowledge" of each of the Sellers means and includes actual knowledge of those employees of the Sellers listed on Schedule 3.1(w).

3.2      REPRESENTATIONS AND WARRANTIES OF THE BUYER.

         The Buyer represents and warrants to the Sellers as follows:

              (a) Organization; Corporate Authority; Good Standing. The Buyer is a limited liability company duly organized, validly existing and in good standing under the laws of the jurisdiction of its incorporation and has all requisite power and authority to own, lease and operate its properties and to carry on its business as now being conducted. The Buyer has all requisite power and authority to execute and deliver this Agreement and the Related Documents to which it is or will be a party, to perform its obligations hereunder and thereunder and to consummate the transactions contemplated hereby and thereby.

              (b) Capitalization. The authorized capital of the Buyer consists of 14,000 Units which are all issued and outstanding and owned by Holdings and Chemical Venture Capital Associates, A California Limited Partnership. Immediately after the Closing, all such issued and outstanding Units will be duly authorized and validly issued and outstanding.

              (c) Corporate Action; No Conflict. The execution, delivery and performance by the Buyer of this Agreement and the Related Documents to which the Buyer is or will be a party and the consummation of the transactions contemplated hereby and thereby have been duly and validly authorized by all necessary corporate action on the part of the Buyer. This Agreement has been duly and validly executed and delivered by the Buyer and is, and each of the Related Documents to which the Buyer is or will be a party, when executed and delivered in accordance with its terms, will be, the valid and binding obligation of the Buyer, enforceable in accordance with the terms thereof. Neither the execution, delivery or performance by the Buyer of this Agreement or any of the Related Documents to which the Buyer is or will be a party, nor the consummation by the Buyer of the transactions contemplated hereby or thereby, nor compliance by the Buyer with any provision hereof or thereof will (i) conflict with or result in a breach of any provision of the Operating Agreement or By-laws of the Buyer, in each case as in effect on the date hereof, (ii) cause a default (or give rise to any right of termination, cancellation or acceleration) under any of the terms, conditions or provisions of any note, bond, lease, mortgage, indenture, license, agreement or other instrument or obligation to which the Buyer is a party or by which it or any of its properties or assets is or may be bound or (iii) violate any Legal Requirement of, from or with any Governmental Authority applicable to the Buyer or any of its properties or assets. No Permit, consent or approval of or by, or any notification of or filing with, any Person is required in connection with the execution, delivery or performance by the Buyer of this Agreement and the Related Documents to which the Buyer is or will be a party, or the consummation by the Buyer of the transactions contemplated hereby or thereby, other than required filings under the HSR Act.

              (d) Brokers. Neither the Buyer nor Holdings nor any of their respective officers, managers or employees has employed any investment banker, broker or finder or incurred any liability for any brokerage fees, commissions or finders' fees in connection with the transactions contemplated hereby.

              (e) No Prior Business. The Buyer and Holdings were formed for the purpose of acquiring the Business and have not conducted any business in the past, except in connection with the transactions contemplated by this Agreement and related activities.

                                   ARTICLE IV

                                     CLOSING

                  The closing (the "Closing") for the consummation of the transactions contemplated by this Agreement is taking place at the offices of Sidley & Austin simultaneously with the execution herewith (the "Closing Date").

                                   ARTICLE V

                                 INDEMNIFICATION

5.1      DEFINITIONS.

         As used in this Agreement, the following terms shall have the following meanings:

              (a)   "Buyer Indemnification Event" means any of the following:

                        (i) the untruthfulness, inaccuracy or breach of any representation or warranty of any Seller contained in this Agreement or any Related Document, any Schedule or Exhibit attached hereto or thereto or any certificate delivered by such Seller in connection herewith or therewith at or before the Closing; provided that for purposes of this Section 5.1(a)(i), the representation contained in Section 3.1(m)(i) shall be deemed to have been made as if the words "in all material respects" did not appear therein and the representation contained in Section 3.1(g)(ii) shall be deemed to have been made as if the words "To the Best Knowledge of Sellers" did not appear therein;

                       (ii) the breach by any Seller of any agreement or covenant of such Seller contained in this Agreement or any Related Document;

                      (iii)   (Insert Title Here)

                             (A) the assertion of any Claim against or the payment of any Loss by any Buyer Indemnified Person that arose in connection with, or is in any way related to any Excluded Obligations identified in Sections 1.4(b) or (d), regardless of whether or not any Seller had any knowledge of such Claim or Loss or the basis thereof;

                              (B) the assertion of any Claim against or the payment of any Loss by any Buyer Indemnified Person that arose in connection with, or is in any way related to any other Excluded Obligations, regardless of whether or not any Seller had any knowledge of such Claim or Loss or the basis thereof;

                              (C) the assertion of any Claim against or the payment of any Loss of any Buyer Indemnified Person that arose in connection with, or is in any way related to the matters described on Schedule 4.1(l) (other than items 1 and 4 of such Schedule);

                       (iv) the assertion against or payment by any Buyer Indemnified Person of any Claim or Loss as a result of non-compliance by any Seller or the Buyer with the "bulk sales laws" of any state or foreign jurisdiction which may be applicable to the transactions contemplated hereby;

                        (v) the assertion of any Claim against or payment of any Loss by any Buyer Indemnified Person relating in any way to Taxes of any kind whatsoever, or expenses, interest or penalties relating thereto, with respect to periods ending on or prior to the Closing Date, other than Taxes relating to the conduct of the Business after the Closing Date and Taxes accrued on the Closing Statement;

                        (vi) the assertion of any Claim against or the payment
              of any Loss by any Buyer Indemnified Person relating to or arising out of the environmental matters existing or occurring prior to the Closing Date described on Schedule 5.1(a)(vii) (except that Sellers shall not be required to indemnify any Buyer Indemnified Person to the extent that Buyer's actions exacerbate any such environmental matter by causing a Release or threatened Release of Hazardous Material);

                        (vii) any amount paid under the Settlement Agreement
              dated September 2, 1992 among MascoTech, John A. Bott, The Bott Group, Inc., and JAC Products, Inc., to the extent such payment relates to periods prior to the Closing;

                        (viii) any amount paid to or credited against
              receivables of Chrysler Corporation related to any credit or reimbursement obligation owed to Chrysler Corporation or any Affiliate thereof for periods prior to the Closing; and

                        (ix) all reasonable fees, costs and expenses (including,
              without limitation, reasonable attorneys', accountants' and other professional fees and expenses) incurred by any Buyer Indemnified Person in connection with any action, suit, proceeding, demand, assessment or judgment incident to any of the matters indemnified against under this Article or in connection with the enforcement by any Buyer Indemnified Person of its rights under this Article; provided, however, that if such Buyer Indemnified Person is found partially liable in connection with any Buyer Indemnification Event, only the percentage of such fees, costs and expenses equal to the percentage of Sellers' liability in connection with such Buyer Indemnification Event shall be included pursuant hereto.

              (b) "Buyer Indemnified Persons" means and includes the Buyer and its officers, directors, stockholders (other than MascoTech), employees, agents, Affiliates, successors and assigns of all or any substantial portion of the Business.

              (c) "Claim" means any claim, demand, assessment, action, suit, proceeding, investigation, cause of action, litigation, judgment, order or decree.

              (d) "Indemnified Persons" means the Buyer Indemnified Persons or the Seller Indemnified Persons, as the case may be.

              (e) "Indemnifying Person" means the Buyer, in the case of any Seller Indemnification Event, or the Sellers, jointly and severally, in the case of any Buyer Indemnification Event, as the case may be.

              (f) "Losses" means any and all losses, claims, shortages, damages, liabilities, obligations, expenses, assessments, tax deficiencies and Taxes, and fees, costs and expenses (including, without limitation, reasonable attorneys', accountants' and other professional fees and expenses) sustained, suffered or incurred by any Indemnified Person in connection with any Claim incident to or otherwise arising from any matter which is the subject of indemnification under this Article or in connection with the enforcement by the Indemnified Persons or any of them of their respective rights under this Article; provided, however, that in computing the amount of any Losses for purposes of determining the liability of any Indemnifying Party under Section 5.2, the amount of any insurance proceeds actually received by the Indemnified Party, less any deductibles and any resulting premium increases, shall be deducted from such Losses.

              (g)   "Seller Indemnification Event" means the following:

                        (i) the untruthfulness, inaccuracy or breach of any representation or warranty of the Buyer contained in this Agreement or any Related Document, any Schedule or Exhibit attached hereto or thereto or any certificate delivered by the Buyer in connection herewith or therewith at or before the Closing;

                       (ii) the breach of any agreement or covenant of the Buyer contained in this Agreement or any Related Document;

                      (iii) the assertion of any Claim against or payment of any Loss by any Seller which arose in connection with or is in any way related to any Assumed Obligation;

                       (iv) the assertion of any Claim against or payment of any Loss by any Seller Indemnified Person relating in any way to Taxes of any kind whatsoever, or expenses, interest or penalties relating thereto, with respect to periods after the Closing Date or in connection with the conduct of the Business after the Closing Date;

                        (v) all reasonable fees, costs and expenses (including, without limitation, reasonable attorneys', accountants' and other professional fees and expenses) incurred by any Seller Indemnified Person in connection with any action, suit, proceeding, demand, assessment or judgment incident to any of the matters indemnified against under this Article or in connection with the enforcement by any Seller Indemnified Person of its rights under this Article; provided, however, that if such Seller Indemnified Person is found partially liable in connection with any Seller Indemnification Event, only the percentage of such fees, costs and expenses equal to the percentage of Buyer's liability in connection with such Seller Indemnification Event shall be included pursuant hereto; and

                        (vi) the assertion of any Claim against or payment of any Loss by any Seller Indemnified Person related to the conduct of the Business or the ownership of the Purchased Assets after the Closing Date and with respect to which Seller has no indemnification obligation to any Buyer Indemnified Person hereunder.

              (h) "Seller Indemnified Persons" means and includes the Sellers and their respective officers, directors, stockholders, employees, agents, Affiliates and successors.

              (i) "Taxes" means, with respect to any Person, (A) all income taxes (including any tax on or based upon net income, or gross income, or income as specially defined, or earnings, or profits, or selected items of income, earnings or profits) and all gross receipts, sales, use, ad valorem, transfer, franchise, license, withholding, payroll, employment, excise, severance, stamp, occupation, premium, property or windfall profits taxes, real property tax, alternative or add-on minimum taxes, customs duties or other taxes, fees, assessments or charges of any kind whatsoever, together with any interest and any penalties, additions to tax or additional amounts imposed by any Governmental Authority and (B) any liability for the payment of any amount of the type described in the immediately preceding clause (A) as a result of being a "transferee" (within the meaning of Section 6901 of the Code or any other applicable law) of another Person or a member of an affiliated or combined group.

5.2      INDEMNIFICATION GENERALLY.

              (a) Buyer Indemnification. The Sellers shall, jointly and severally, indemnify the Buyer Indemnified Persons for, and hold each of them harmless from and against, any and all Losses resulting from any Buyer Indemnification Event (other than a Buyer Indemnification Event described in clause (vi) of Section 5.1(a)); provided, however, that:

                        (i) the Sellers shall have no obligation or liability to indemnify and hold harmless the Buyer Indemnified Persons from and against Losses resulting from a Buyer Indemnification Event described in Section 5.1(a)(i) (unless such Buyer Indemnification Event relates to a breach of the representation set forth in Section 3.1(q)(xix)),
         Section 5.1(a)(iii)(A) and Section 5.1(a)(ix) (in the case of (ix), only to the extent such fees, costs and expenses arise from a Buyer Indemnification Event described in clause (i) and (iii)(A) of Section 5.1(a)) unless and until the aggregate amount of all such Losses shall exceed $450,000 and then only to the extent of such Losses in excess of $450,000 and the aggregate liability of the Sellers under this Section 5.2(a) for such Losses shall not exceed, when aggregated with any other payment by the Sellers to the Buyer Indemnified Persons under this Agreement, the Purchase Price; and

                       (ii) the Buyer Indemnified Persons shall not be entitled to indemnification for any Losses resulting from a Buyer Indemnification Event described in clause (i) of Section 5.1(a) which is based upon a breach of the representation and warranty set forth in
         Section 3.1(i)(i)(C)(y) which result from sales of Rack Products after the Buyer has knowledge that such Rack Product infringes the Intellectual Property Rights of another Person.

                  The Sellers shall, jointly and severally, indemnify the Buyer Indemnified Persons for, and hold each of them harmless from and against, any and all Losses resulting from any Buyer Indemnification Event described in clause (vi) of Section 5.1(a); provided, however, that the Sellers shall have no obligation or liability to indemnify and hold harmless the Buyer Indemnified Persons from and against 50% of the first $450,000 of Losses (other than Losses arising from the first item described under Section III of Schedule 5.1(a)(vii) as to which no basket shall apply) resulting from a Buyer Indemnified Event described in clause (vi) of Section 5.1(a) (after the Buyer Indemnified Persons have incurred 50% of the first $450,000 of Losses all Losses above $450,000 shall be indemnified by the Sellers) and the aggregate liability of the Sellers under this Section 5.2(a) for such Losses shall not exceed, when aggregated with any other payment by the Sellers to the Buyer Indemnified Persons under this Agreement, the Purchase Price.

              (b) Seller Indemnification. The Buyer shall indemnify the Seller Indemnified Persons for, and hold each of them harmless from and against, any and all Losses resulting from any Seller Indemnification Event.


5.3      NOTICE AND DEFENSE OF THIRD PARTY CLAIMS.

         The obligations and liabilities of the Indemnifying Persons with respect to Claims resulting from the assertion of liability by third parties (each, a "Third Party Claim") shall be subject to the following terms and conditions:

              (a) The Indemnified Persons shall give prompt written notice to the Indemnifying Persons of any Third Party Claim which might give rise to a Claim by the Indemnified Persons against the Indemnifying Persons based on the indemnity agreements contained in Section 5.2, stating the nature and basis of said Third Party Claim, and the amount thereof to the extent known. Such notice shall be accompanied by copies of all relevant documentation with respect to such Third Party Claim, including, without limitation, any summons, complaint or other pleading which may have been served or written demand, or other document or other instrument. Failure to give notice within the terms of this Section 5.3(a) shall serve to excuse the Indemnifying Person from its obligation under
Section 5.2 only if and to the extent that the Indemnifying Person can establish that it was prejudiced or injured by the failure.

              (b)   (Insert Title Here)

                        (i) The Indemnifying Persons will have the right to participate in or, if the Indemnifying Persons shall acknowledge in a writing delivered to the Indemnified Persons that the Indemnifying Persons shall be obligated under the terms of their indemnity hereunder in connection with such Third Party Claim (a "Liability Letter"), then the Indemnifying Persons shall have the right to assume the defense of any Third Party Claim at their own expense and by their own counsel (reasonably satisfactory to the Indemnified Persons); provided, however, that the Indemnifying Persons shall not have the right to assume the defense of any Third Party Claim if (x) such Third Party Claim seeks an injunction, restraining order, declaratory relief or other non-monetary relief, (y) the named parties to any such action or proceeding (including any impleaded parties) include both the Indemnified Persons and the Indemnifying Persons and the former shall have been advised in writing by counsel (with a copy to the Indemnifying Persons) that there are one or more legal or equitable defenses available to them which are different from or additional to those available to Indemnifying Persons or (z) such action or proceeding involves matters beyond the scope of the indemnification obligation of the Indemnifying Persons, and in such event under subsection (y) or (z) the suit or proceeding may, at the election of the Indemnifying Person, be defended jointly as provided in (ii) below.

                       (ii) Notwithstanding the foregoing subsection (b)(i), if the Indemnifying Persons desire to participate in the defense of any Third Party Claim without delivering a Liability Letter to the Indemnified Persons, the Indemnifying Persons and the Indemnified Persons shall jointly assume the defense against such Third Party Claim under the following conditions:


                              (A) a law firm will be selected by agreement between the Indemnifying Persons and the Indemnified Persons to represent the interests of both such parties in defending against the Third Party Claim;

                              (B) if such law firm determines at any time that a conflict of interest exists between the Indemnifying Persons and the Indemnified Persons for any reason and that such law firm can not adequately represent the interests of both parties, then such law firm shall promptly notify the Indemnified Persons and the Indemnifying Persons in writing of such determination and the Indemnified Persons and Indemnifying Persons shall decide by agreement, based upon which party is more likely to be more liable for the Third Party Claim, which party the law firm will continue to represent;

                              (C) if the party which is no longer represented by the law firm as a result of subclause (B) desires to continue to participate in the defense of the Third Party Claim, such party may do so and may retain its own counsel at its own expense; provided, however, that if such party is found to have no liability in connection with such Third Party Claim, its reasonable fees and expenses in connection with this subclause (C) shall be reimbursed by the other party.

              (c)   (Insert Title Here)

                        (i) If the Indemnifying Persons exercise their right to assume the defense of a Third Party Claim pursuant to subsection
         (b)(i) or (b)(ii) above, they shall not make any settlement of any claims other than settlements consisting solely of monetary awards without the prior written consent of the Indemnified Persons, which consent shall not be unreasonably withheld. (ii) If the Indemnifying Persons do not exercise their right to assume the defense of a Third Party Claim, the Indemnified Persons shall not make any settlement of any claims for which they may seek indemnification hereunder unless (A) they first provide written notice to the Indemnifying Persons describing the material terms of the settlement and (B) the Indemnifying Persons fail to deliver a Liability Letter within ten days of receiving such notice.

5.4      SURVIVAL OF REPRESENTATIONS, WARRANTIES, AGREEMENTS AND COVENANTS.

         The representations and warranties of the Sellers in Section 3.1 and the representations and warranties of the Buyer contained in Section 3.2 shall survive the Closing and remain in full force and effect for a period of 24 months and thereafter shall terminate; provided, however, that (a) the representations and warranties of the Sellers set forth in Section 3.1(j) shall survive the Closing and remain in full force and effect for a period of four years from the Closing Date, (b) the representations and warranties of the Sellers set forth in Section 3.1(r) shall survive the Closing and remain in full force and effect for the applicable statute of limitations, and (c) the representations and warranties of the Sellers set forth in Sections 3.1(a), (c) and (e), shall survive the Closing and remain in full force and effect without time limit. Except as otherwise expressly provided in this Agreement, all agreements and covenants requiring future performance contained in this Agreement shall survive the Closing and remain in full force and effect without time limit. For convenience of reference, the date upon which any representation, warranty, agreement or covenant shall terminate, if any, shall be referred to herein as the "Survival Date." No Claim under Section 5.2 for indemnification based on (a) the untruthfulness, inaccuracy or breach of any representation or warranty or (b) any Losses resulting from a Buyer Indemnification Event identified in Section 5.1(a)(iii)(A) shall be brought by an Indemnified Person against an Indemnifying Person, and an Indemnified Person shall not be entitled to receive any payment with respect thereto, unless the Indemnified Persons, or any of them, at any time prior to in the case of subclause (a), the applicable Survival Date and in the case of subclause (b), seven years from the Closing Date, give the Indemnifying Persons written notice of the existence of any such Claim, specifying in such notice the nature and amount of such Claim together with the applicable provisions of this Agreement to the extent known by the Indemnified Persons based on then available information. Upon the giving of such written notice as aforesaid, the Indemnified Persons, or any of them, shall have the right to commence legal proceedings (whether before or after the applicable Survival Date or the end of the seven year period, as the case may be) for the enforcement of their rights under Section 5.2.

5.5      REMEDIES CUMULATIVE.

         The rights of the Indemnified Persons to indemnification under this Article shall be cumulative and the pursuit thereof shall not preclude the assertion of any other right or remedy by the Indemnified Persons in connection with any Losses arising from or in connection with this Agreement; provided, however, with respect to any Claim arising or asserted by any Buyer Indemnified Person or any third party (including any governmental agency) at any time under any statute or the common law, the rights of any Indemnified Person shall be limited to the indemnification remedy provided under this Agreement, and provided, further, that to the extent any provision of this Agreement limits or excludes Sellers' liability or indemnification obligation for certain matters, Sellers shall have no liability or indemnification obligation for such matters under any other provisions of this Agreement or the Related Documents.

5.6      REMEDIATION.

         Sellers shall, at their sole expense and in the manner determined by Sellers consistent with applicable law, conduct or direct any environmental cleanup or remediation which is required by law after the date of Closing for which Sellers are responsible hereunder; provided, however, that Sellers will consult with Buyer with respect to such matters, and will provide Buyer with a complete copy of any governmental filing or submission at the time it is made. Buyer agrees to cooperate with Sellers (including, without limitation, by making relevant personnel and records available to Sellers at all reasonable times free of charge) in connection with any such cleanup or remediation. Notwithstanding the foregoing, Sellers shall not take any action which will materially interfere with the ability of Buyer to carry on its business in the ordinary course; provided, however, if the Sellers are required by law to effect any environmental cleanup or remediation that will so disrupt the business of the Buyer, the Sellers and the Buyer shall use their best efforts to conduct such cleanup and remediation in a manner that will minimize the disruption to the business of the Buyer.

5.7      PRODUCT DISTINGUISHMENT.

         Buyer will use commercially reasonable efforts after the Closing to distinguish products manufactured after the Closing Date from products manufactured before the Closing Date.

5.8      STAND-ALONE COSTS.

              (a) Beginning with fiscal year 1996 and ending with fiscal year 1999, the Sellers agree to pay to the Buyer an amount equal to 50% of the difference between (i) the lower of the Actual Stand-alone Costs for such fiscal year and $866,000 and (ii) $516,000. As used herein, the term "Actual Stand-alone Costs" shall mean all costs and expenses incurred by the Buyer in connection with workers compensation insurance, commercial and business insurance (including general product liability, automobile, property, boiler and machinery and umbrella insurance), and administration of any pension or profit sharing plans adopted by Buyer in replacement of the plans currently covering the Hired Employers (including 401(k) plans), all as reflected on the Buyer's audited financial statements for such fiscal year; provided, however, if at any time after the Closing the Buyer materially increases the level of any type of insurance coverage included in the calculation of Actual Stand-alone Costs, Actual Stand-alone Costs shall be calculated on a pro forma basis as if the level of such insurance coverage was substantially the same as the level of insurance coverage in effect on the Closing Date.

              (b) For any fiscal year for which the Buyer seeks reimbursement pursuant to Section 5.8(a), the Buyer shall prepare, and shall deliver to the Sellers, a statement setting forth its computation of the Actual Stand-alone Costs for such fiscal year (the "Stand-alone Costs Statement").

              (c) The Buyer shall provide, and shall (if applicable) cause the Buyer's Accountants to provide, the Sellers and the Sellers' Accountants with timely access to the work papers, trial balances and similar materials used in connection with the preparation of the Stand-alone Costs Statement. The Sellers shall have 30 calendar days following its receipt of the Stand-alone Costs Statement within which to deliver to the Buyer a written notice of objection thereto (the "Stand-alone Costs Objection Notice"), which Stand-alone Costs Objection Notice shall (i) set forth the Sellers' determination of the Actual Stand-alone Costs and (ii) specify in reasonable detail the Sellers' basis for objection. The failure by the Sellers to deliver the Stand-alone Costs Objection Notice within such 30-calendar-day period shall constitute the Sellers' acceptance of the Stand-Alone Costs Statement and the Buyer's calculation of the Actual Stand-alone Costs contained therein. The Buyer and the Sellers shall in good faith attempt to resolve their differences, if any, with respect to the Stand-alone Costs Statement and the computation of the Actual Stand-alone Costs and reach a written agreement with respect thereto within 30 calendar days following delivery of the Stand-alone Costs Objection Notice. If the Buyer and the Sellers are unable to resolve all of such differences within such 30-calendar-day period, the items in dispute will be referred for determination as promptly as practicable to Ernst & Young, LLP, or if such firm is unable or unwilling to serve, to another "Big 6" accounting firm independent of the Buyer and the Sellers selected by agreement between the Buyer and the Sellers or, if the Buyer and the Sellers cannot so agree within the 30-calendar-day period referred to above, by lot (the "Stand-alone Costs Arbitrating Accountants"). The Stand-alone Costs Arbitrating Accountants will make a determination (the "Stand-alone Costs Accountants' Determination") as to each of the items in dispute, which Stand-alone Costs Accountants' Determination will be (A) in writing, (B) furnished to the Buyer and the Sellers as soon as practicable after the items in dispute have been referred to the Stand-alone Costs Arbitrating Accountants, (C) made in accordance with this Agreement and
(D) conclusive and binding upon the Buyer and the Sellers. The Stand-alone Costs Arbitrating Accountants will be entitled (but shall not be required) to rely on the work papers, trial balances and similar materials used in connection with the preparation of the Stand-alone Costs Statement. The reasonable fees and expenses of the Stand-alone Costs Arbitrating Accountants shall be shared one-half by the Buyer and one-half by the Sellers.

              (d) Within 2 business days of the final determination of the Actual Stand-alone Costs in accordance with Section 5.8(c), the Sellers shall make any payment required by Section 5.8(a) to the Buyer by wire transfer of immediately available funds to an account designated by Buyer.

              (e) The provisions of this Section 5.8 shall terminate upon a public offering of Class A Units of Holdings with net proceeds to the Company of at least $25,000,000 or upon a sale of all or substantially all of the assets of the Buyer to an unaffiliated third party of the Buyer or Holdings.

                                   ARTICLE VI

                       ADDITIONAL POST-CLOSING AGREEMENTS

6.1      ACCESS.

         In connection with any financial audit of the Sellers or any tax audit or other governmental investigation of the Sellers for any matter relating to any period prior to the Closing, or for any other reasonable and lawful purpose, the Buyer shall, upon request, permit the Sellers and their respective representatives to have access, at reasonable times during normal business hours and in a manner which is not disruptive to the operations of the Buyer, to the work papers, books and records of the Buyer relating to the Sellers and their conduct of the Business prior to the Closing which shall have been in the possession of the Buyer as of the Closing and which remain in the possession of the Buyer. The Buyer shall not dispose of such work papers, books and records during the six-year period beginning with the Closing without the Sellers' consent, which consent shall not be unreasonably withheld. Following the expiration of such six-year period, the Buyer may dispose of such work papers, books and records at any time upon giving 30 days' prior written notice to the Sellers, unless the Sellers agree to take possession of such work papers, books and records within such 30 days at no expense to the Buyer.

6.2      BULK SALES LAWS.

         Each of the parties waives compliance by the other parties with the provisions of the "bulk sales laws" of any jurisdiction which may be applicable to the transactions contemplated by this Agreement.

6.3      BROKERS, FINDERS AND INVESTMENT BANKERS.

         The Sellers and the Buyer shall be responsible for any compensation payable to any broker, finder or investment banker which such party has retained in connection with this Agreement, the Related Documents and the transactions contemplated hereby and thereby.

6.4      CERTAIN EMPLOYEE MATTERS.

              (a) On the Closing Date the Buyer intends to offer employment to the employees of the Sellers who are actively employed by the Sellers in the Business on the Closing Date, and the employees identified on Schedule 6.4 (any such employees who accept such offer of employment being referred to herein as the "Hired Employees"); provided, however, that the Buyer shall offer the Hired Employees employee benefit plans that are similar to those offered by other companies that are of the same size as the Buyer after the Closing Date; except for Hired Employees, the Buyer shall have no liability to any employees of the Sellers who, on the Closing Date, are not actively employed or are on disability, leave of absence, military service leave or lay-off (whether or not with recall rights), or whose employment has been terminated (voluntarily or involuntarily) or who have retired prior to the Closing Date. Nothing contained in this Agreement shall confer upon any Hired Employee any rights or remedies of any nature or kind whatsoever under or by reason of this Agreement, including, without limitation, any right to employment or continued employment or to any benefits that may be provided, directly or indirectly, under any employee benefit plan, policy or arrangement of the Buyer, nor shall anything contained in this Agreement constitute a limitation on or restriction against the right of the Buyer to amend, modify or terminate any such plan, policy or arrangement or the terms or conditions of employment. The Sellers shall retain all liabilities and obligations arising from the termination or severance of all employees of the Business who do not become Hired Employees on the Closing Date. The Buyer shall bear the cost of any liability to Hired Employees under the Worker Adjustment and Retraining Notification Act which arises as a consequence of actions of the Buyer after the Closing.

              (b) The Sellers shall cause all Current Employees to be fully vested as of the Closing Date under each defined benefit pension plan (except for the Huron/St. Clair Company Plant II Hourly Employees Pension Plan), profit sharing plan, benefit restoration programs, savings plan and other employee pension benefit plan and retirement arrangements of the Sellers covering such employees.

              (c) Buyer shall adopt and assume the assets, liabilities and obligations to maintain the Huron/St. Clair Company Plant II Hourly Employees Pension Plan, effective as of the Closing Date.

              (d) The Buyer shall provide that (i) any amount paid by Sellers' employees through the Closing Date for medical expenses that are treated as deductible or co-insurance payments under the Sellers' health plan shall reduce the amount of any deductible or co-insurance payment required to be paid for a similar period under the Buyer's health plan; provided, however, that the Sellers provide a list of all current and former employees participating in the Sellers' health plan along with a listing of each employee's deductible and co-insurance payments through the Closing Date, and (ii) Sellers' employees shall receive credit towards satisfying the eligibility requirements for participation in the Buyer's health plan to the extent such employees satisfied eligibility requirements under the Sellers' health plan. The transfer of assets from the trust maintained by the Sellers for the Huron/St. Clair Company Plant II Hourly Employees Pension Plan will take place on or after the Closing Date, but as soon as administratively possible, and the amount of such transfer shall be reduced by the amount of required benefit payments due on or about October 1, 1995.

6.5      GUARANTIES.

              (a) MascoTech hereby irrevocably and unconditionally guarantees to Buyer the prompt and complete payment and performance of all obligations of the Sellers under this Agreement. The obligations of MascoTech (i) are absolute and unconditional and shall continue in full force and effect until the payment and performance of all of the obligations of the Sellers that are guaranteed hereunder, (ii) other than a good faith demand for payment or performance against the Sellers, are not conditioned upon any event or contingency, or upon any attempt to enforce the Sellers' performance under this Agreement or any other right or remedy against the Sellers or to collect from the Sellers through the commencement of legal proceedings or otherwise, and (iii) shall be binding upon and enforceable in full against MascoTech without regard to any circumstance which might otherwise constitute a legal defense available to, or a discharge of, MascoTech in respect of the obligations guaranteed hereby; provided, however, that MascoTech shall be entitled to assert any rights or defenses which any Seller may have against the Buyer or its assigns and the Buyer's and its assigns rights hereunder shall be subject thereto (excluding any defenses based upon the insolvency of such Seller). In no event shall MascoTech's liability under this guarantee exceed the liability it would have had if MascoTech were the primary obligor under this Agreement.

              (b) Holdings hereby irrevocably and unconditionally guarantees to Sellers the prompt and complete payment and performance of all obligations of the Buyer under this Agreement. The obligations of Holdings (i)are absolute and unconditional and shall continue in full force and effect until the payment and performance of all of the obligations of the Buyer that are guaranteed hereunder, (ii) other than a good faith demand for payment or performance against the Buyer, are not conditioned upon any event or contingency, or upon any attempt to enforce the Buyer's performance under this Agreement or any other right or remedy against the Buyer or to collect from the Buyer through the commencement of legal proceedings or otherwise, and (ii) shall be binding upon and enforceable in full against Holdings without regard to any circumstance which might otherwise constitute a legal defense available to, or a discharge of, Holdings in respect of the obligations guaranteed hereby; provided however, that Holdings shall be entitled to assert any rights or defenses which the Buyer may have against the Sellers or their assigns and the Sellers' and their assigns rights hereunder shall be subject thereto (excluding any defenses based upon the insolvency of Buyer). In no event shall Holdings liability under this guarantee exceed the liability it would have had if Holdings were the primary obligor under this Agreement.

6.6      AUDITED FINANCIALS.

         Upon the request of the Buyer, the Sellers shall use their best efforts to cause Sellers' Accountants to prepare at Buyer's expense audited financial statements for any period preceding the Closing Date.

                                   ARTICLE VII

                                  MISCELLANEOUS

7.1      EXPENSES; TRANSFER TAXES, ETC.

         All fees, costs and expenses incurred by any party to this Agreement in connection with, relating to or arising out of the execution, delivery and performance of this Agreement and the consummation of the transactions contemplated hereby, including, without limitation, attorneys', accountants' and other professional fees and expenses, shall be borne by such party. The Sellers shall pay all sales, use, gains and excise taxes and all registration, or transfer taxes which may be payable in connection with the transactions contemplated by this Agreement and the Related Documents. The Buyer shall pay all recording fees which may be payable in connection with the transactions contemplated by this Agreement and the Related Documents.

7.2      ENTIRE AGREEMENT.

         This Agreement and the Related Documents (including the Schedules and the Exhibits attached hereto and thereto) and the other documents, instruments and certificates referred to herein and therein contain the entire agreement among the parties hereto with respect to the transactions contemplated hereby and thereby and supersede all prior agreements or understandings between the parties with respect hereto and thereto, other than the Confidentiality Agreement dated as of April 25, 1995 between MascoTech and Chemical Venture Partners.

7.3      RELATED DOCUMENTS.

         As used in this Agreement, the term "Related Documents" means, collectively, the Bill of Sale and Assumption Agreement and the other Conveyance Instruments.

7.4      NOTICES.

         All notices or other communications which are required or permitted hereunder shall be in writing and shall be deemed to have been given if (a) personally delivered or sent by telecopier, (b) sent by nationally-recognized overnight courier or (c) sent by registered or certified mail, postage prepaid, return receipt requested, addressed as follows:



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



                           if to the Buyer, to:

                                    Advanced Accessory Systems, LLC
                                    c/o Chemical Venture Partners
                                    270 Park Avenue, 5th Floor
                                    New York, New York  10017
                                    Attention:  Don Hofmann
                                    Telephone:  (212) 270-3220
                                    Telecopier: (212) 270-2327

                           with a copy to:

                                    O'Sullivan Graev & Karabell, LLP
                                    30 Rockefeller Plaza
                                    New York, New York  10112
                                    Attention:  John J. Suydam, Esq.
                                    Telephone:  212-408-2400
                                    Telecopier:  212-408-2467; and

                           if to the Sellers, to:

                                    MascoTech, Inc.
                                    21001 Van Born Road
                                    Taylor, MI  48180
                                    Attention:  President
                                    Telephone:  (313) 274-7400
                                    Telecopier: (313) 374-6135

                           with a copy to:

                                    MascoTech, Inc.
                                    21001 Van Born Road
                                    Taylor, MI  48180
                                    Attention:  General Counse
                                    Telephone:  (313) 274-7400
                                    Telecopier: (313) 374-6430

or to such other address as the party to whom notice is to be given may have furnished to each other party in writing in accordance herewith. Any such communication shall be deemed to have been received (i) when delivered, if personally delivered or sent by telecopier, (ii) on the Business Day after dispatch, if sent by nationally recognized, overnight courier and (iii) on the fifth Business Day following the date on which the piece of mail containing such communication is posted, if sent by mail. As used herein, the term "Business Day" means a day that is not a Saturday, Sunday or a day on which banking institutions in New York City are not required to be open.



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



7.5      COUNTERPARTS.

         This Agreement may be executed in any number of counterparts, and each such counterpart shall be deemed to be an original instrument, but all such counterparts together shall constitute but one agreement; provided, however, that in proving this Agreement, it shall not be necessary to produce or account for more than one counterpart hereof.

7.6      GOVERNING LAW; CONSENT TO JURISDICTION.

         This Agreement shall be governed by and construed in accordance with the laws of the State of New York without giving effect to the principles of conflicts of laws.

7.7      BENEFITS OF AGREEMENT; ASSIGNMENT.

         The terms and provisions of this Agreement shall be binding upon and inure to the benefit of the parties hereto and their respective successors and permitted assigns. Anything contained herein to the contrary notwithstanding, this Agreement shall not be assignable by any party hereto without the consent of the other parties hereto; provided, however, that (a) the Buyer may transfer or assign, in whole or from time to time in part, to one or more of its Affiliates, any of its rights in, to and under this Agreement, including, without limitation, the right to purchase all or any part of the Purchased Assets, but in no event shall any such transfer or assignment relieve the Buyer of its obligations under this Agreement, (b)the Buyer may assign its rights to indemnification hereunder to or for the benefit of any Person and (c) the Sellers may assign their rights to indemnification hereunder to or for the benefit of any Affiliate.

7.8      CONSTRUCTION.

         The provisions of this Agreement shall be construed according to their fair meaning and neither for nor against any party hereto irrespective of which party caused such provisions to be drafted. Each of the parties acknowledges that it has been represented by an attorney in connection with the preparation and execution of this Agreement.

7.9      PRONOUNS.

         As used herein, all pronouns shall include the masculine, feminine, neuter, singular and plural thereof whenever the context and facts require such construction.

7.10     DESCRIPTIVE HEADINGS.

         Descriptive headings are for convenience only and shall not control or affect the meaning or construction of any provisions of this Agreement.

7.11     SEVERABILITY.

         It is the desire and intent of the parties that the provisions of this Agreement shall be enforced to the fullest extent permissible under the laws and public policies applied in each jurisdiction in which enforcement is sought. Accordingly, if any provision of this Agreement shall be adjudicated to be invalid, illegal or unenforceable in any respect in any jurisdiction, such provision shall be automatically deemed amended, but only to the extent necessary to render such provision valid, legal and enforceable in such jurisdiction, such amendment to apply only with respect to the operation of such provision in such jurisdiction, and the validity, legality and enforceability of the remaining provisions of this Agreement shall not in any way be affected or impaired thereby.

7.12     AMENDMENT.

         This Agreement may not be amended except by an instrument in writing signed by the Buyer and the Sellers.

7.13     NO THIRD PARTY BENEFICIARIES.

         Nothing in the Agreement shall confer any rights upon any Person other than the parties hereto and their respective heirs, successors and permitted assigns.

           IN WITNESS WHEREOF, each of the parties hereto has caused this Asset Purchase Agreement to be executed on its behalf as of the day and year first above written.

                                    MASCOTECH AUTOMOTIVE SYSTEMS GROUP, INC.

                                    By:___________________________
                                    Name:
                                    Title:

                                    MASCOTECH ACCESSORIES, INC.

                                    By:___________________________
                                    Name:
                                    Title:

                                    ADVANCED ACCESSORY SYSTEMS, LLC

                                    By:___________________________
                                    Name:
                                    Title:

                           Only with respect to the guaranty in Section 6.5(a):

                                    MASCOTECH, INC.

                                    By:___________________________
                                    Name:
                                    Title:

                           Only with respect to the guaranty in Section 6.5(b):

                                    AAS HOLDINGS, LLC

                                    By:___________________________
                                    Name:
                                    Title: